UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __ )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

American River Bankshares
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

AMERICAN RIVER BANKSHARES

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 20, 2010

TO THE SHAREHOLDERS OF AMERICAN RIVER BANKSHARES:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of American River Bankshares (the “Company”) will be held on Thursday, May 20, 2010 at 3:00 p.m., at the Rancho Cordova City Hall, American River South Room, 2729 Prospect Park Drive, Rancho Cordova, California 95670 for the following purposes:

1.
Election of Directors. To elect nominees, Amador S. Bustos, Dorene C. Dominguez, Charles D. Fite, Robert J. Fox, William A. Robotham, David T. Taber, Roger J. Taylor, D.D.S., Stephen H. Waks, Philip A. Wright and Michael A. Ziegler to serve until the 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

2.	Equity Incentive Plan. To approve the American River Bankshares 2010 Equity Incentive Plan.

3.	Ratification of Independent Registered Public Accounting Firm. To ratify the selection of Perry-Smith LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

4.	Other Business. To transact such other business as may properly come before the Meeting and any and all postponements or adjournments thereof.

Article III, Section 3.3 of the bylaws of the Company provides for the nomination of directors in the following manner:

“Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association, or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.”

The Board of Directors has fixed the close of business on March 29, 2010 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting and any and all postponements or adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen H. Waks
Dated: April 9, 2010	Corporate Secretary

PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD (“PROXY”) AS PROMPTLY AS POSSIBLE AND INDICATE IF YOU WILL ATTEND THE MEETING IN PERSON. ALTERNATIVELY, A SHAREHOLDER CAN CHOOSE TO VOTE BY TELEPHONE OR BY USING THE INTERNET AS INDICATED ON THE PROXY. IF YOU VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET, YOU DO NOT NEED TO RETURN THE PROXY. PLEASE REFER TO THE PROXY STATEMENT AND PROXY FOR A MORE COMPLETE DESCRIPTION OF THE PROCEDURES FOR TELEPHONE AND INTERNET VOTING.

THIS PAGE INTENTIONALLY LEFT BLANK

AMERICAN RIVER BANKSHARES
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
May 20, 2010

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the 2010 Annual Meeting of Shareholders (the “Meeting”) of American River Bankshares (the “Company”) to be held on Thursday, May 20, 2010, at 3:00 p.m., at the Rancho Cordova City Hall, American River South Room, 2729 Prospect Park Drive, Rancho Cordova, California 95670 for the following purposes and at any and all postponements or adjournments thereof. Only shareholders of record on March 29, 2010 (the “Record Date”) will be entitled to notice of the Meeting and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to be voted 9,845,533 of the Company’s no par value common stock. Directions to the Meeting can be found later in this proxy statement.

Revocability of Proxies

A proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. In addition, a proxy will be revoked if the shareholder executing such proxy is in attendance at the Meeting and such shareholder votes in person. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxyholders in accordance with the instructions specified on the proxy.

Unless otherwise directed in the accompanying proxy, the shares represented by your executed proxy will be voted “FOR” the nominees for election of directors named herein, “FOR” the Company’s 2010 Equity Incentive Plan, and “FOR” the ratification of the selection of Perry-Smith LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year. If any other business is properly presented at the Meeting and at any and all postponements or adjournments thereof, the proxy will be voted in accordance with the recommendations of management.

Solicitation of Proxies

This solicitation of proxies is being made by the Board of Directors of the Company. The expenses of preparing, assembling, printing, and mailing this proxy statement and the materials used in this solicitation of proxies will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but directors, officers, and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy statement to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies, if management determines it is advisable.

Voting Securities

On any matter submitted to the vote of the shareholders, each holder of common stock will be entitled to one vote, in person or by proxy, for each share of common stock he or she held of record on the books of the Company as of the Record Date.

A majority of the shares entitled to vote, represented either in person or by a properly executed proxy, will constitute a quorum at the Meeting. If, by the time scheduled for the Meeting, a quorum of shareholders of the Company is not present or if a quorum is present but sufficient votes in favor of any of the proposals have not been received, the Meeting may be held for purposes of voting on those proposals for which sufficient votes have been received, and the persons named as proxyholders may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to any of the proposals as to which sufficient votes have not been received.

Votes cast will be counted by the Inspector of Election for the Meeting. The Inspector will treat abstentions and “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes are shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self-regulatory organization of which the broker or nominee is a member. In the election of directors, the nominees receiving the highest number of votes will be elected. To adopt any proposal (other than the election of directors) requires the affirmative vote of a majority of the shares represented and voting at the Meeting (unless a greater number is required as disclosed for a given proposal), which also constitutes at least a majority of required quorum. Abstentions and broker non-votes will have no effect upon Proposal No. 1 to elect directors and will have the effect described in Proposals No. 2 and 3.

Any shareholder may choose to vote shares of common stock by telephone by calling the toll-free number (at no cost to the shareholder) indicated on the proxy. Telephone voting is available 24 hours per day. Easy to follow voice prompts allow a shareholder to vote shares and to confirm that instructions have been properly recorded. The Company’s telephone voting procedures are designed to authenticate the identity of shareholders by utilizing individual control numbers. If a shareholder votes by telephone, there is no need to return the proxy.

Any shareholder may also choose to vote shares of common stock electronically by using the Internet, as indicated on the proxy. Internet voting procedures are designed to authenticate the identity of a shareholder and to confirm that instructions have been properly recorded. The Company believes these procedures are consistent with the requirements of applicable law. If a shareholder votes electronically by using the Internet, there is no need to return the proxy.

If you vote by telephone or Internet, your vote must be received by 1:00 a.m., Eastern Time, on May 20, 2010 to ensure that your vote is counted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 29, 2010, concerning the equity ownership of the Company’s directors, director-nominees, and the executive officers named in the Summary Compensation Table, shareholders known to us to beneficially own more than 5% of our common stock, and directors, director-nominees, and executive officers as a group. Unless otherwise indicated in the notes to the table, each person listed below possesses sole voting and sole investment power, or shared voting and investment power with a spouse, for the shares of the Company’s common stock listed below. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The Company has only one class of shares outstanding, common stock. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of the Company.

Name and Address (1) of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (2)
Kevin B. Bender	33,306	(3)	0.3%
Amador S. Bustos	31,253	(4)	0.3%
Raymond F. Byrne	16,895	(5)	0.2%
Mitchell A. Derenzo	61,311	(6)	0.6%
Dorene C. Dominguez	19,118	(7)	0.2%
Charles D. Fite	168,578	(8)	1.7%
Robert J. Fox	71,262	(9)	0.7%
William A. Robotham	96,329	(10)	1.0%
David T. Taber	173,572	(11)	1.8%
Roger J. Taylor, D.D.S.	68,091	(12)	0.7%
Douglas E. Tow	27,560	(13)	0.3%
Stephen H. Waks	81,501	(14)	0.8%
Philip A. Wright	60,493	(15)	0.6%
Michael A. Ziegler	25,558	(16)	0.3%
All directors, director-nominees, and executive officers as a group (14 persons)	934,827	(17)	9.3%

5% or Greater Owners of Voting Securities Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Wellington Management Company LLP 75 State Street, Boston, MA 02109	771,139	(18)	7.8%
Sandler O’Neill Asset Management LLC 780 Third Avenue, 5th Floor, New York, NY 10017	752,600	(19)	7.6%
Endeavor Capital Advisors Inc. 289 Greenwich Avenue, 2nd Floor, Greenwich, CT 06830	620,000	(20)	6.3%
The Banc Funds Company, LLC. 20 North Wacker Drive, Suite 3300 Chicago, IL 60606	577,858	(21)	5.9%

(1)	The address for all persons listed is c/o American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.
(2)	Includes shares of common stock subject to stock options exercisable within 60 days of the Record Date.
(3)	Includes 18,695 shares which Mr. Bender has the right to acquire upon the exercise of stock options within 60 days of the Record Date.
(4)	Includes 9,596 shares which Mr. Bustos has the right to acquire upon the exercise of stock options within 60 days of the Record Date.
(5)	Includes 14,003 shares which Mr. Byrne has the right to acquire upon the exercise of stock options within 60 days of the Record Date.
(6)	Includes 19,749 shares which Mr. Derenzo has the right to acquire upon the exercise of stock options within 60 days of the Record Date.
(7)	Includes 1,392 shares which Ms. Dominguez has the right to acquire upon the exercise of stock options within 60 days of the Record Date.
(8)	Includes 10,534 shares which Mr. Fite has the right to acquire upon the exercise of stock options within 60 days of the Record Date.
(9)	Includes 10,488 shares which Mr. Fox has the right to acquire upon the exercise of stock options within 60 days of the Record Date.
(10)	Includes 10,488 shares which Mr. Robotham has the right to acquire upon the exercise of stock options within 60 days of the Record Date.
(11)	Includes 41,341 shares which Mr. Taber has the right to acquire upon the exercise of stock options within 60 days of the Record Date.
(12)	Includes 19,433 shares which Doctor Taylor has the right to acquire upon the exercise of stock options within 60 days of the Record Date.
(13)	Includes 18,926 shares which Mr. Tow has the right to acquire upon the exercise of stock options within 60 days of the Record Date.
(14)	Includes 19,768 shares which Mr. Waks has the right to acquire upon the exercise of stock options within 60 days of the Record Date.
(15)	Includes 1,187 shares which Mr. Wright has the right to acquire upon the exercise of stock options within 60 days of the Record Date.
(16)	Includes 16,984 shares which Mr. Ziegler has the right to acquire upon the exercise of stock options within 60 days of the Record Date.
(17)	Includes 212,584 shares subject to stock options exercisable within 60 days of the Record Date.

(18)
This information is taken from Schedule 13G provided to the Company via certified mail, dated February 12, 2010, as of December 31, 2009. Wellington Management, LLP, in its capacity as investment adviser, may be deemed to beneficially own all 771,139 shares.

(19)
This information is taken from Schedule 13D filed on December 16, 2009, as of December 7, 2009. Based on the Schedule 13D, Malta Partners, L.P., a Delaware limited partnership, beneficially owns 17,000 of the 752,600 shares; Malta Hedge Fund, L.P., a Delaware limited partnership, beneficially owns 55,500 of the 752,600 shares; Malta Hedge Fund II, L.P., a Delaware limited partnership, beneficially owns 280,100 of the 752,600 shares; Malta Offshore, Ltd., a Cayman Islands company, beneficially owns 100,000 of the 752,600 shares; and SOAM Capital Partners, a Delaware limited partnership, beneficially owns 300,000 of the 752,600 shares.

(20)
This information is taken from Schedule 13G filed on December 16, 2009, as of December 8, 2009. Based on the Schedule 13G, the reporting person is controlled by Laurence M. Austin and Mitchell J. Katz, who may also be deemed to be the beneficial owners of the 620,000 shares.

(21)
This information is taken from Schedule 13G filed on February 10, 2010, as of December 31, 2009. Based on the Schedule 13G, The Banc Funds Company, L.L.C., is an Illinois corporation whose principal shareholder is Charles J. Moore. Mr. Moore is the manager and has voting and disposition power over all 577,858 shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the number of directors of the Company shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment to Article III, Section 3.2 of the Bylaws duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time within the authorized range by, among other means, (i) a resolution duly adopted by the Board of Directors; or (ii) a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present; or (iii) by the written consent of the holders of a majority of the outstanding shares entitled to vote.

On March 18, 2009, the Board of Directors fixed the number in the authorized range at ten (10). In 2000, the Board of Directors deemed it to be appropriate and in the best interests of shareholders of the Company to classify the Board into three classes and shareholders approved such action at the meeting held on September 21, 2000. In 2008, the Board of Directors deemed it to be appropriate and in the best interests of shareholders of the Company to declassify the Board and shareholders approved such action at the meeting held on May 22, 2008, provided that directors would continue to serve their remaining term of office before converting to annual election. At the annual meeting of shareholders held in 2009, Directors Charles D. Fite, Robert J. Fox, Dr. Roger J. Taylor, Michael A. Ziegler, Stephen H. Waks and Dorene C. Dominguez were elected as directors to serve for a one-year term expiring at the 2010 annual meeting of shareholders. At the annual meeting of shareholders held in 2007, Directors Amador S. Bustos, William A. Robotham and David T. Taber were elected as directors to serve for a three-year term expiring at the 2010 annual meeting of shareholders.

To apprise you of their qualifications to serve as directors, we include the following information concerning each of the director nominees. The information presented includes information as of the Record Date that each director has given us regarding age, current positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director currently serves as a director or has served as a director during the past five years. In addition to the information presented regarding each nominee’s specific experience, qualifications, attributes and skills that led the Nominating Committee to recommend that our Board of Directors nominate these individuals, all of the nominees have a reputation for honesty, integrity and adherence to high ethical standards. The nominating committee also believes that the nominees possess the willingness to engage management and each other in a positive and collaborative fashion, and are prepared to make the significant commitment of time and energy to serve on our board and its committees. The following persons are the nominees of the Board of Directors for election to serve for a one-year term until the 2011 annual meeting of shareholders and until their successors are duly elected and qualified:

AMADOR S. BUSTOS Age: 59. Director since 2004; Principal Occupation: Chairman and Chief Executive Officer of Bustos Media LLC in Sacramento since 2004. Managing Partner of Bustos Asset Management LLC in Sacramento since 1999.

Mr. Bustos currently, and has since 2004, serves as Chairman and Chief Executive Officer of Bustos Media LLC, an acquisition vehicle for Spanish language radio stations throughout the United States. Since 1999, Mr. Bustos has been the Managing Partner of Bustos Asset Management, LLC, a California limited liability company. Mr. Bustos also serves on the Executive and Performing Rights Committee for Broadcast Music Inc (BMI). BMI is a large revenue private company headquartered in New York which represents the intellectual property of song writers and music composers. Mr. Bustos is also on the Investment Committee of Hispania Capital Partners, an investment fund based in Chicago that manages approximately $150 million. Mr. Bustos was a director of Entravision Communications Corporation (NYSE:EVC) from August 2000 to December 2003. Mr. Bustos received two Bachelor Degrees from the University of California at Berkeley, one in Philosophy and one in Ethnic Studies. Mr. Bustos also received a Masters degree in Education Administration from the University of California at Berkeley. Mr. Bustos’ experience in public and private investments, his management of several Spanish language broadcast companies, plus his involvement and relationships in the local community led us to conclude he should serve on our Board.

DORENE C. DOMINGUEZ Age: 47. Director since 2007; Principal Occupation: Chairman & President, Vanir Group of Companies, Inc. in Sacramento since 2004. Chairman, Vanir Development Company, Inc. since 2004. Chairman, Vanir Construction Management, Inc. since 2004.

     Ms. Dominguez has six years experience as Chairman and President of a privately owned and diversified company with significant financial activity. The Vanir Group of Companies are active in the fields of real estate development, construction, construction management and alternative energy solutions, operating 16 offices throughout the United States. In 2004, Ms. Dominguez founded the Vanir Foundation, the primary mission of which is to assist those less fortunate by focusing on financial literacy, adoption of schools and health-related programs for children in at-risk communities. She is a former member of the Los Angeles Planning Commission, the California State Board of Geologists and Geophysicists, and the California State Medical Board. Ms. Dominguez currently holds leadership roles in several organizations including the New America Alliance, the National Council of La Raza, SUCCEED Academy, and PRIDE Industries. Ms. Dominguez graduated from the Notre Dame University and holds a bachelor’s degree in Business Administration, and a Certificate in Corporate Governance from the Center for Business and Government, John F. Kennedy School of Government, Harvard University. Ms. Dominguez currently serves as a Member of the Latino Studies Board of the University of Notre Dame. Her leadership and commitment in the various organizations she serves as well as her dedication to philanthropic pursuits makes her a valuable member of our Board.

CHARLES D. FITE Age: 52. Director since 1993; Principal Occupation: President, Fite Development Company in Sacramento since 1980. President, Fite Properties Inc. since 1999 and President, Fite Construction Inc. since 1999.

Mr. Fite is President of the Fite Development Company, founded in 1970 by D. Bruce Fite. As President, Mr. Fite is involved in all aspects of the company’s operations including development, management, marketing and financing of both existing and proposed projects. Mr. Fite also oversees his company’s newest projects and continues his family’s tradition of hard work and honest commitment to well-planned business deals with exceptional civic-minded concern for the community as well. Presently, Mr. Fite serves on the Board of EMQ Families First Inc., a provider of foster family and mental health services for children and also serves as Chair of the American River Bankshares Foundation, a non-profit organization whose mission is to serve the needs of the most vulnerable women and children within our communities. Mr. Fite is a licensed real estate broker and has 30 years experience as a real estate developer. He has been the Chairman of the Board of American River Bankshares since 2001. Mr. Fite’s qualifications to serve as Chairman of our Board include his business acumen, integrity, leadership and knowledge of the commercial real estate market as well as his community service.

ROBERT J. FOX Age: 65. Director since 2004; Principal Occupation: Partner, Gallina LLP, Certified Public Accountants in Sacramento since 1976.

Mr. Fox has been a Partner at S.J. Gallina & Co. LLP, Certified Public Accountants in Sacramento since 1974 and a Partner since 1976. Mr. Fox has been a practicing CPA for 41 years. He has planned, supervised and managed audits of privately held companies with revenue in excess of $100,000,000 and designed, implemented and evaluated internal and organizational controls. He serves as the financial expert of American River Bankshares Audit Committee and is the Chairman of American River Banks’ Loan Committee. Mr. Fox’s vast experience working with various organizations in many aspects of the financial process offers a valuable perspective to our Board.

WILLIAM A. ROBOTHAM Age: 68. Director since 2004; Principal Occupation: Executive Partner, Pisenti & Brinker LLP, Certified Public Accountants in Santa Rosa since 1996.

Mr. Robotham has been a Certified Public Accountant since 1967. He joined Pisenti & Brinker LLP in 1966, became a partner in 1969, managing partner in 1983 and executive partner in 1996. He has served as the partner-in-charge of the Auditing and Accounting department, the Tax department and the Management Advisory Services department. Mr. Robotham currently works in tax, general practice and management consulting for the firm. Mr. Robotham serves at the Chairman of the Audit Committee for American River Bankshares. Mr. Robotham was a Founder and a Director of North Coast Bank. He is also a director of American TonerServ Corp. (ASVP:OB), a Delaware corporation with an office in Santa Rosa that operates as a national distributor of compatible printer toner cartridges in the United States. The company also remanufactures compatible cartridges, as well as provides service and maintenance for office equipment. Mr. Robotham has been on the Board of American TonerServ Corp. since 2006 and also serves as its Audit Chairman. Mr. Robotham has also been the President of Randal Nutritional Products, Inc. (“Randal”) since 2000. Randal is based in Santa Rosa and has been manufacturing nutritional products since 1947. Mr. Robotham is also a Founding Board Member of the American River Bankshares Foundation and serves as the Foundation’s Vice Chairman. Mr. Robotham’s experience in public and private business and his more than 40 years in the field of public accounting led us to conclude he should serve on our Board.

DAVID T. TABER Age: 49. Director since 1989; Principal Occupation: President and Chief Executive Officer of American River Bankshares since 1995.

Mr. Taber has been with American River Bankshares since 1985 serving in executive roles including Chief Financial Officer, Chief Operating Officer and currently Chief Executive Officer. Mr. Taber was first elected to the Board of American River Bank in 1989. Mr. Taber holds a leadership role with the Western Independent Bankers serving as its Chairman for the 2009/2010 year. He has held leadership roles in the past with the California Bankers Association, California Community Bankers and served on the Community Bankers Council for the American Bankers Association. Mr. Taber is also a Founding Board Member of the American River Bankshares Foundation and serves as the Foundation’s President. Mr. Taber’s experience, including his more than fifteen years as Chief Executive Officer of American River Bankshares and his leadership role in transforming the Company into a NASDAQ listed public company qualify Mr. Taber to serve on our Board.

ROGER J. TAYLOR, D.D.S. Age: 64. Director since 1983; Principal Occupation: Dentist (Retired). Director of Taylor’s Investment Company since 1994; National Executive Director, Impax Health Prime since 1994.

Dr. Taylor was a founding Board member of American River Bank in 1983 and is currently Vice Chairman of the Board of American River Bankshares. He is a retired dentist. Since 1994, Dr. Taylor has served as the National Executive Director for Impax Health Prime, Inc., a food supplement company. Dr. Taylor has been a director of Taylor’s Investment Company, a family owned real estate company since 1994. Dr. Taylor also has served as a director for El Dorado Hills Community Vision, Inc. (“Community Vision”) since 2005. Community Vision works through Vision Coalition of El Dorado Hills to help mobilize the community of El Dorado Hills to adopt youth-friendly programs and policies, and to help prevent and reduce youth substance abuse and other teen health issues. Dr. Taylor’s experience with our Company and understanding of our business strategies is reflected in his more than twenty-five years of service on our Board.

STEPHEN H. WAKS Age: 63. Director since 1986; Principal Occupation: Attorney-at-Law; Owner of Waks Law Corporation since 1979.

Mr. Waks has been a practicing attorney for more than 35 years, including more than 32 years practicing law in Sacramento. His law practice has focused on real estate law, tax law and business law. In his law practice, Mr. Waks has developed expertise in dealing both on a business level and on a legal level with many banks and financial institutions. He has also represented many clients as they negotiated and documented business and real estate loans. His knowledge of the local real estate market and his experience has made him knowledgeable about the opportunities that exist for a community bank to improve its services and operations and makes his continued service to the Board a valuable asset.

PHILIP A. WRIGHT Age: 63. Director since 2009; Principal Occupation: Real Estate Broker and Owner of Wright Investment Inc. dba Prudential California Realty since 1984; Developer, Wright Investment since 1984 and President, Trowbridge & Wright Investment Inc. since 1976.

Mr. Wright was a founding member of North Coast Bank and was the first Chairman of the Board from 1990 to 1995. He remained on the North Coast Bank Board until 2003 and joined the American River Bank Board in 2004 when the two banks merged. Mr. Wright was named to the American River Bankshares Board in 2009. He attended the Anthony School of Real Estate where he received both his California Real Estate License and his California Real Estate Brokers License. He owned a mortgage company for four years and presently manages his own real estate business. Mr. Wright has been involved in subdividing and marketing land in Sonoma County since 1977, which included processing all governmental permits, project financing, budgets, construction bidding and overseeing construction of the final product. Mr. Wright’s extensive experience in the real estate business as well as in the banking industry qualifies him to serve as a member of our Board.

     MICHAEL A. ZIEGLER Age: 65. Director since 2002; Principal Occupation: President and Chief Executive Officer of Pride Industries in Roseville, California.

     As President/CEO of PRIDE Industries, Mr. Ziegler oversees a company with over $160 million in sales and more than 4,000 part-time and full time employees working throughout the country. Mr. Ziegler attended the San Francisco State University and completed his MBA at the University of San Francisco. He was a graduate of the Stanford Small Business Executive Program and has an Honorary Ph.D. from the Golden Gate University. His entrepreneurial background revolves around business ownership, sales/marketing and leadership. He serves on the Board of Directors of California Chamber of Commerce, Teichert Inc., Sacramento Region Community Foundation, PRIDE Foundation, the Editorial Board of Comstock’s Business Magazine, Sacramento Host Committee, and he is a Founding member of the board of directors and a Senior Fellow of the American Leadership Forum Mountain Valley Chapter. Mr. Ziegler’s experience in running a large-scale company including his involvement in many academic and community activities makes him a valuable member of our Board.

     All proxies will be voted for the election of the ten nominees recommended by the Board of Directors, unless authority to vote for the election of any director or all directors is withheld. All of the nominees are incumbent directors.

If any of the nominees should unexpectedly decline or be unable to serve as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named above.

None of the Company’s directors, nominees for election as directors listed above, or executive officers listed on page 2, were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Company acting within their capacities as such. There are no family relationships between any two or more of the directors, nominees for director, or executive officers. Except as disclosed above, no director or officer of the Bank currently serves, or within the last five years has served, as a director of any public company, including any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940. None of the nominees were subject to any legal, judicial or administrative proceedings involving or based on violations of federal or state securities, commodities, banking or insurance laws and regulations or settlements thereof, involvement in mail or wire fraud or fraud in connection with any business entity, any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization, convictions in a criminal proceeding (excluding traffic violations and minor offenses) or had a petition under bankruptcy laws filed against themselves or an affiliate, in each case within the last ten years.

Recommendation of Management

The Board of Directors recommends a vote “FOR” each of the ten (10) nominees listed above.

CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to exemplary corporate governance. Good corporate governance is vital to the continued success of the Company. The Board annually reviews and updates the charters of the Board committees in response to evolving “best practices” and the results of changes in the regulatory environment.

Director Independence

Our Board of Directors has determined that each of our non-employees directors (excluding David Taber) is independent. Each of our Audit, Nominating and Compensation Committees is composed only of independent directors.

Our Board has adopted certain standards to assist it in assessing the independence of each of our directors. A director who otherwise meets the definition of independence under applicable NASDAQ listing standards may be deemed “independent” by the Board of Directors after consideration of all of the relationships between the Company and the director, or any of his or her immediate family members (as defined in the NASDAQ listing rules), or any entity with which the director or any of his or her immediate family members is affiliated by reason of being a partner, officer or a significant shareholder thereof. However, ordinary banking relationships (such as depository, lending, and other services readily available from other financial institutions) are not considered by the Board of Directors in determining a director’s independence, as the Board of Directors considers these relationships to be immaterial. A banking relationship is considered “ordinary” if:

●	the relationship is on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons;

●
with respect to an extension of credit, it has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934;

●	no event of default has occurred and is continuing beyond any period of cure; and

●	the relationship has no other extraordinary characteristics.

In assessing the independence of our directors, our full Board of Directors carefully considered all of the business relationships between the Company and our directors or their affiliated companies, other than ordinary banking relationships. This review was based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Where business relationships other than ordinary banking relationships existed, the Board of Directors determined that, except in the case of Mr. Taber, none of the relationships between the Company and the directors or the directors’ affiliated companies impair the directors’ independence because the amounts involved are immaterial to the directors or to those companies when compared to their annual income or gross revenues. The Board of Directors also determined for all of the relationships between the Company and our directors or the directors’ affiliated companies, that none of the relationships had unique characteristics that could influence the director’s impartial judgment as a director of the Company.

Code of Ethics

The Company has adopted a Code of Ethics that complies with the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002 and applicable NASDAQ listing rules. The Code of Ethics requires that the Company’s directors, officers (including the principal executive, financial and accounting officers, or controller and persons performing similar functions) and employees conduct business in accordance with the highest ethical standards and in compliance with all laws, rules and regulations applicable to the Company. The Code of Ethics is intended to supplement the provisions of any other personnel policies of the Company or codes of conduct, which may establish additional standards of ethical behavior applicable to the Company’s directors, officers and employees.

The Code of Ethics was filed as Exhibit 14.1 to the Company’s 2003 Annual Report on Form 10-K and may be accessed through the Company’s website by following the instructions for accessing reports filed with the Securities and Exchange Commission hereafter in this proxy statement under the heading “Website” or is available, free of charge, upon written request to Mitchell A. Derenzo, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

Leadership Structure

The positions of Board Chair and President and Chief Executive Officer are filled by different persons. Mr. Fite, an independent director, serves as Board Chairman, while Mr. Taber serves as President and Chief Executive Officer. The Board believes that separating the roles of Chairman and Chief Executive Officer (“CEO”) is preferable and in the best interests of shareholders because it gives our independent directors a significant role in board direction and agenda setting and enhances the Board’s ability to fulfill its oversight responsibilities, including of senior management. Separating the positions also provides an independent viewpoint and focus at board meetings, and improves communication between management and the Board by giving our CEO a single initial source for board-level communication and input on significant decisions.

Risk Oversight

Risk management is the responsibility of management and risk oversight is the responsibility of the Board. The Board administers its risk oversight function principally through its division of responsibility within its committee structure, with each board committee being responsible for overseeing risk within its area of responsibility. For example, our Loan Committee of American River Bank (the “Loan Committee”) plays an important role in overseeing our loan functions and monitoring related risks. Responsibilities of our various committees are discussed under each committee in this proxy statement. Significant risk oversight matters considered by the committees are reported to and considered by the Board. Some significant risk oversight matters are reported directly to the Board, including matters not falling within the area of the responsibility of any committee. Types of risks with the potential to adversely affect the Company include credit, interest rate, liquidity, and compliance risks, and risks relating to our operations and reputation.

Management regularly provides the Board and its various committees with a significant amount of information regarding a wide variety of matters affecting the Company. Matters presented to the Board and board committees generally include information with respect to risk. The Board and board committees consider the risk aspects of such information and often request additional information with respect to issues that involve risks to the Company. The Board and its committees also raise risk issues on their own initiative.

To assist the Company with respect to risk management, and to assist the Board and its committees with respect to risk oversight, the Company has a Risk Management Committee made up of senior management that works to identify and assess risks in all parts of the Company. The Risk Management Committee reports to the Board and all of its members attend either Board and/or other committee meetings as needed.

     The Company does not believe the Board’s risk oversight function has had a significant effect on the Board’s leadership structure, although a change in leadership structure could result in changes in the implementation of the risk oversight function.

Review of Risk Associated With Compensation Plans

The Company develops and implements compensation plans that provide strategic direction to the participant and engages them in the Company’s success, which contributes to shareholder value. We believe our approach to goal setting, establishing targets with payouts at multiple levels of performance, evaluation of performance results and negative discretion in the payout of incentives help to mitigate excessive risk-taking that could harm company value or reward poor judgment by our executives. Compensation policies and practices are determined by reviewing compensation analyses including industry/market benchmarking reports to determine competitive pay packages. The Company’s variable pay programs are designed to reward outstanding individual and team performance while mitigating risk taking behavior that might affect financial results. Performance incentive rewards for all plans continue to be focused on results that possibly impact earnings, profitability, credit quality, reasonable loan growth, deposit growth, sound operations and compliance, sustainable culture, and leadership excellence. Incentive Plans, which are reviewed and revised on an annual basis, have defined terms and conditions which enable the Company to adjust the final scoring and payment of the plan. Generally, there is more oversight on plans that have a higher degree of risk, larger payouts, and those plans that could have the greatest negative impact on the Company and Bank’s safety and soundness, such as credit related risks. The more risk associated with the incentive plan the more review and approval hurdles must be crossed before payment is made.

The Compensation Committee met with senior management officers, including the Human Resources Officer, of the Company to review the 2009 incentive compensation plans and concluded that, based on the controls described above and elsewhere in this proxy statement, that those plans do not present risks that are reasonably likely to have a material adverse effect on the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and any persons beneficially owning ten percent or more of the Company’s common stock to timely file initial reports of ownership and reports of changes in that ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulation to send copies of such reports to the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2009, the Company believes all such filing requirements applicable to its directors, executive officers and ten percent shareholders were met.

Committees of the Board of Directors

Nominating Committee. The Nominating Committee, whose members are Charles D. Fite, Stephen H. Waks and Michael A. Ziegler (Chairman), has the responsibility to assist the Board of Directors by (a) establishing criteria for candidates and identifying, evaluating, and recommending candidates, including candidates proposed by shareholders, for election to the Board of Directors, and (b) periodically reviewing and making recommendations on the composition of the Board of Directors. The Nominating Committee met once in 2009. All members of the Nominating Committee are “independent,” as that term is defined under applicable NASDAQ listing rules. Candidates are selected in accordance with a Nominating Charter. The Nominating Charter includes a policy for consideration of candidates proposed by shareholders. Any recommendations by shareholders will be evaluated by the Board of Directors in the same manner as any other recommendation and in each case in accordance with the Nominating Charter.

Shareholders that desire to recommend candidates for consideration by the Company’s Board of Directors should mail or deliver written recommendations to the Company addressed as follows: Board of Directors, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670. Each recommendation should include biographical information indicating the background and experience of the candidate that qualifies the candidate for consideration as a director for evaluation by the Board of Directors. In addition to minimum standards of independence for non-employee directors and financial literacy, the Board of Directors considers various other criteria including the candidate’s experience and expertise, financial resources, ability to devote the time and effort necessary to fulfill the responsibilities of a director and involvement in community activities in the market areas served by the Company that may enhance the reputation of the Company. The provisions of our Nominating Committee Charter regarding diversity, as a matter of practice, may seek or favor a candidate with particular areas of expertise that complement our existing Board composition or satisfy legal requirements. In general, we seek a board that includes a diversity of perspectives and a broad range of experiences and includes individuals that possess the background, skills, expertise, and commitment necessary to make a significant contribution to our Company. Qualified candidates are considered without regard to race, color, religion, sex, ancestry, national origin, disability, or any other factor that qualifies the candidate as a member of a protected class under applicable law.

The Company operates in a highly regulated industry and is subject to the supervision, regulation and periodic examination by state and federal banking regulatory authorities including the Board of Governors of the Federal Reserve System, California Commissioner of Financial Institutions and Federal Deposit Insurance Corporation. Directors of the Company are subject to certain rules and regulations and potential liabilities not otherwise applicable to directors of non-banking organizations. Consequently, evaluation of candidates by the Company’s Board of Directors may include more extensive inquiries into personal background information including confirmation of the accuracy and completeness of background information by (a) requiring candidates to complete questionnaires to elicit information of the type required to be disclosed by the Company in reports filed with the Securities and Exchange Commission, NASDAQ, or such state and federal banking regulatory authorities, (b) conducting background investigations by qualified independent organizations experienced in conducting criminal and civil investigatory reviews, and (c) such other personal and financial reviews and analyses as the Board of Directors may deem appropriate in connection with the consideration of candidates.

Shareholders who wish to nominate a candidate for election to the Company’s Board of Directors, as opposed to recommending a potential nominee for consideration by the Board of Directors, are required to comply with the advance notice and any other requirements of the Company’s bylaws, applicable laws and regulations. The Board of Directors may elect to use third parties in the future to identify or evaluate candidates for consideration by the Board of Directors. The Nominating Charter adopted by the Board of Directors is attached to this proxy statement as ANNEX A. The Nominating Committee recommended the slate of Nominees for Election described on pages 4 through 6.

Compensation Committee. The Compensation Committee, whose members include Charles D. Fite, Amador S. Bustos (Chairman), Michael A. Ziegler and William A. Robotham, oversees the performance and reviews the compensation of the executive officers and the directors of the Company and American River Bank. The Compensation Committee met five (5) times during 2009. See the Compensation Discussion and Analysis on page 23 and the Compensation Committee Charter attached to this proxy statement as ANNEX B for additional information regarding the functions of the Compensation Committee.

●	Compensation Committee Interlocks and Insider Participation

The CEO is an invited guest to the Compensation Committee meetings and can be present at discussions regarding compensation matters relative to non-CEO executive officers or directors. The CEO cannot be present during deliberations or vote on CEO or non-CEO executive officer compensation matters.

The Board has determined that all members of the Compensation Committee are “independent,” as that term is defined under applicable NASDAQ listing rules including Director Fite from which the Company has leased one of its bank premises since 1985. The current lease terms and the Company’s policy are disclosed on page 38 of this proxy statement.

Audit Committee. The Audit Committee, whose members are Amador S. Bustos, Robert J. Fox, William A. Robotham (Chairman), Dorene C. Dominguez and Roger J. Taylor, D.D.S. (effective April 1, 2009), oversees the Company’s independent registered public accounting firm, analyzes the results of internal and regulatory examinations and monitors the financial and accounting organization and reporting. Director Fox has been designated by the Board of Directors as an “audit committee financial expert” as defined under rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee met four (4) times in 2009 and held two (2) “executive sessions” which only the non-employee directors attended, each of whom is “independent” as defined under applicable NASDAQ listing rules. In addition, each other member of the Audit Committee is “financially literate” as defined under applicable NASDAQ listing rules. See the Audit Committee Report on page 41 and the Audit Committee Charter attached to this proxy statement as ANNEX C for additional information regarding the functions of the Audit Committee.

Finance and Capital Committee. The Finance and Capital Committee, whose members include Roger J. Taylor, D.D.S., Stephen H. Waks (Chairman), Michael A. Ziegler, and Dorene C. Dominguez, has the responsibility to (a) oversee asset liability management and the investment portfolio including recommending to the full Board of Directors the annual investment strategy; (b) recommend to the full Board of Directors the annual operating budget for the Company; and (c) review premises leases and capital expenditures over $75,000 for recommendation to the full Board of Directors. The Finance and Capital Committee met five (5) times during 2009. Mr. Philip A. Wright was added to the Finance and Capital Committee effective April 1, 2009 replacing Roger J. Taylor, D.D.S.

Executive Committee. The Executive Committee, whose members include Charles D. Fite (Chairman), David T. Taber, Amador S. Bustos, William A. Robotham and Stephen H. Waks oversees long range planning, formulates and recommends broad policy positions for the full Board of Directors to consider and is responsible for evaluating and recommending to the full Board of Directors matters pertaining to mergers and acquisitions. The Executive Committee met twice during 2009.

Loan Committee of American River Bank. The Loan Committee has the responsibility for establishing loan policy, approving loans which exceed certain dollar limits and reviewing the outside loan review firm’s examinations of the loan portfolios. The Loan Committee includes Charles D. Fite, Robert J. Fox (Chairman), Roger J. Taylor, D.D.S., Stephen H. Waks, and Philip A. Wright. David T. Taber serves as an alternate committee member. The Loan Committee met eighteen (18) times during 2009. Effective April 1, 2009, David T. Taber became a voting member and Dr. Roger J. Taylor became an alternate committee member.

During 2009, the Company’s Board of Directors held twelve (12) regular meetings and three (3) special meetings. In addition, the Company’s Board of Directors held three (3) “executive sessions” which only the non-employee directors attended, each of whom is “independent” as defined under applicable NASDAQ listing rules. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the number of meetings of the committees on which they served.

Shareholder Communications

A majority of the members of the Board of Directors, each of whom is “independent” as defined under applicable NASDAQ listing rules, has established procedures for receipt and delivery of shareholder communications addressed to the Board of Directors. Any such shareholder communications, including communications by employees of the Company solely in their capacity as shareholders, should be mailed or delivered to the Company addressed as follows: Board of Directors, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

Annual Meeting Attendance

The Company requires members of its Board of Directors to attend the Company’s annual meeting of shareholders each year. All directors attended the Company’s annual meeting of shareholders held in 2009.

DIRECTOR COMPENSATION

Director Compensation Program

The Compensation Committee of the Board of Directors (the “Compensation Committee”) oversees the Company’s director compensation program. The compensation program includes elements that are designed specifically for the non-employee directors (excluding David Taber). Additionally, the Compensation Committee is charged with the review, and recommendation to the full Board of Directors, of all annual compensation decisions relating to the directors.

The Compensation Committee’s compensation philosophy was developed to balance and align the interests of the directors and shareholders. The three primary elements of compensation for our directors are cash compensation, long-term equity-based incentives, and a Director Emeritus Plan.

In 2006, the Compensation Committee retained The Balser Group, a compensation and benefits consulting firm. The Balser Group served as an independent compensation consultant to advise the Compensation Committee on all matters related to the Board compensation and general compensation programs. The Balser Group also provided guidance on industry best practices and assisted the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer organizations.

For the analysis of the 2009 director compensation, the Compensation Committee selected a compensation peer group of companies consisting of seventeen publicly-traded, mid-to-high performing financial institutions within and around our geographic market (the “Peer Group”). The Peer Group is used to benchmark compensation levels against companies that are similar in breadth and scope to our Company. The following seventeen companies comprise the Peer Group for 2009: Bridge Capital Holdings, Bank of Marin, Bank of Commerce Holdings, Sierra Bancorp, Central Valley Community Bancorp, Community Valley Bancorp, Community West Bankshares, FNB Bancorp, First Northern Community Bancorp, Heritage Oaks Bancorp, Heritage Commerce Corp, Harrington West Financial Group, North Valley Bancorp, Pacific Premier Bancorp, Inc., San Joaquin Bancorp, Tamalpais Bancorp and United Security Bancshares. The Peer Group data was combined with other published survey information to create the “Survey Data” which the Compensation Committee reviewed.

The Company targets total compensation to be at or above the Peer Group average. The goal of the cash compensation is to be close to the Peer Group average, while long-term incentives and retirement benefits are targeted at or above the Peer Group averages. The decisions by the Board about its member’s compensation are based on analysis of the Peer Group averages, the directors’ completion of continuing education programs, attendance at Board and committee meetings and prompt responses to management’s requests for information required to complete and timely file regulatory filings.

●	Overview of Director Compensation Elements

The Company’s Director Compensation Program consists of several compensation elements, as illustrated in the table below.

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Cash Compensation	Director contribution to the governance of the Company.	● Provide fixed compensation based on competitive market practice.
Long-Term Incentives	Stock Options: ● The Company’s stock price performance; and ● Continued role with the Company during a five-year vesting period.	● Maximize stock price performance; ● Increase director ownership in the Company; and ● Promote a long-term Company outlook.
Retirement Benefits
●    The Deferred Fee Plan is a nonqualified voluntary deferral program that allows the directors to tax-defer a portion of their cash compensation.

●    The Director Emeritus Plan provides the director with retirement benefits for ongoing consulting.

●    Provides a tax-deferred retirement savings program. The Deferred Fee Plan is described in more detail on page 14 of this proxy statement.

●    The Director Emeritus Plan makes available benefits for the directors to secure their consulting services following their retirement from the Company. The Director Emeritus Plan is described in more detail on page 14 of this proxy statement.

The use of these compensation elements enables us to reinforce our pay for performance philosophy, as well as strengthen our ability to attract and retain highly qualified directors.

●	Detail of Director Compensation Elements

The Compensation Committee believes the total compensation and benefits program for the directors should consist of the following: cash compensation, long-term incentives and retirement benefits.

o	Cash Compensation

The cash compensation paid to non-employee directors of American River Bankshares during 2009 did not change from 2008 and included a retainer of $800 per month, a fee of $400 for attendance at monthly board meetings, and a fee of $300 for attendance at each committee meeting, other than the Loan Committee whose outside director members received a fee of $400 for each meeting attended. In June of 2009, the fee for attendance at each American River Bank board meeting was changed to $275, prior to that, the fee was $350. In addition to the fees received as non-employee directors in connection with the attendance at Board and committee meetings, the Chairman of the Board of Directors received an additional retainer fee of $700 per month, and the Chairman of the Audit Committee, the Chairman of the Finance and Capital Committee, the Chairman of the Compensation Committee, and the Chairman of the Loan Committee each received an additional retainer fee of $300 per month. The fees paid in 2009 by American River Bankshares and American River Bank to all directors are disclosed in the Director Compensation Table on page 15 of this proxy statement.

o	Long-Term Incentive

The long-term incentive compensation element has historically been provided in the form of stock options that vest and become exercisable ratably over five years. The Compensation Committee has used stock options, rather than other forms of long-term incentives, because they create value for the director only if the shareholder value is increased through an increased stock price. The Compensation Committee believes that this creates strong alignment between the interests of the directors and shareholders.

In 2000, the Board of Directors approved the American River Bankshares 2000 Stock Option Plan (the “Stock Option Plan”) for performance-related awards for directors, executive officers and other key employees. Our shareholders approved the Stock Option Plan in September 2000. The grant date fair value related to stock option grants to directors is shown in the Director Compensation Table on page 15 of this proxy statement.

Options granted to the directors and executive officers are generally granted annually, at the same time as grants to the general eligible officer population. Option grant recommendations are made at Compensation Committee meetings scheduled in advance to meet appropriate deadlines for compensation related decisions. The Compensation Committee then recommends the grants to the full Board of Directors for their approval. Our practice is that the full Board of Directors approves all stock option grants at regularly scheduled meetings. The meetings are held after the close of the U.S. stock markets and the Board sets the exercise price for each stock option using the closing price of the Company’s stock price on the date of grant.

There is a limited term in which the director can exercise stock options, known as the option term. The option term is generally ten years from the date of grant. At the end of the option term, the right to purchase any unexercised options expires. Option holders generally forfeit any unvested options upon separation with the Company. In certain instances, stock options may vest on an accelerated schedule. A change of control may trigger accelerated vesting. In this instance, all unvested options will vest as of the date of the change in control.

The director options are granted after review of their performance for the preceding calendar year. The targeted options are granted based on factors including: (a) attendance at Board and committee meetings (30% of option grant target), (b) completion of a specified number of continuing education hours (40% of option grant target), and (c) prompt responses to management’s requests for information required to complete and timely file regulatory filings (30% of option grant target). On February 18, 2009, Directors Bustos, Dominguez, Fite, Fox, Robotham, Waks, Wright and Ziegler were granted a nonstatutory stock option under the 2000 Plan to purchase 2,785 shares of American River Bankshares common stock at $8.50 per share and Director Taylor was granted a nonstatutory stock option under the 2000 Plan to purchase 1,114 shares of American River Bankshares common stock at $8.50 per share. See also the Director Compensation Table on page 15 and the Grants of Plan-Based Awards Table for Directors on page 16 of this proxy statement for more information regarding director options.

o	Retirement Benefits

Effective December 20, 2001, a Deferred Fee Plan was established for the purpose of providing the directors an opportunity to defer tax on director fees. Participating directors may elect to defer a portion, up to 100%, of their monthly cash compensation. American River Bankshares bears the administration costs and pays interest on the deferred balances at a rate equal to the five-year U.S. Treasury Bond plus 4.0%, but does not make contributions to the deferred account balances. The amounts deferred and the earnings thereon are unfunded. During 2009, Directors Bustos and Ziegler participated in the Deferred Fee Plan and deferred $21,300 and $17,400, respectively.

In January 2003, the Board of Directors approved a Directors Retirement Plan and in June 2004, this Directors Retirement Plan was replaced with a Director Emeritus Program, whereby each non-employee director (excluding David Taber) is entitled, upon full retirement from the Company’s or an affiliate’s Board of Directors, to receive installment payments over a 24 month period following retirement which are equal to the total Board of Director and committee fees received by a director for such service during the two full calendar years prior to retirement. To qualify for the payments, a director participating in the Director Emeritus Program must continue to support the Company by making himself/herself available for consultation with management and/or the Board, continue to be a referral source for business to the Company and attend Company functions such as annual meetings for a period of two years after retirement. The Director Emeritus Program contains a ten-year vesting component. A director vests 10% for each year of service on the Board of Directors of the Company or an affiliate Board of Directors. During 2009, there were no former directors participating in the Director Emeritus Program.

Director Compensation Table

The following table shows the compensation of the Company’s Board of Directors during the fiscal year 2009.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($) (1) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	Total ($)
Charles D. Fite	$35,350		$1,922	—	$37,272
Roger J. Taylor, D.D.S.	$20,050		$769	—	$20,819
Amador S. Bustos	$22,950	(4)	$1,922	$862	$25,734
Dorene C. Dominguez	$16,975		$1,922	—	$18,897
Robert J. Fox	$28,950		$1,922	—	$30,872
William A. Robotham	$24,125	(5)	$1,922	—	$26,047
Stephen H. Waks	$28,150		$1,922	—	$30,072
Philip A. Wright	$22,500	(6)	$1,922	—	$24,422
Michael A. Ziegler	$21,150	(7)	$1,922	$918	$23,990

(1)
The amount reported in this column represents the fair value of stock options granted during the year in accordance with FASB ASC Topic 718. Options awarded on February 18, 2009 were valued at $0.69 per share in accordance with FASB ASC Topic 718. The assumptions used to calculate FASB ASC Topic 718 grant date fair value are described in footnote 2 to our consolidated financial statements included in our Annual Report on Form 10-K.

(2)
As of December 31, 2009, the aggregate number of unexercised stock options (vested and unvested) held by each director is as follows: Mr. Fite, 17,542; Dr. Taylor, 23,852; Mr. Bustos, 15,129; Ms. Dominquez, 4,873; Mr. Fox, 26,243; Mr. Robotham, 16,243; Mr. Waks, 25,523; Mr. Wright, 4,360, and Mr. Ziegler, 22,739.

(3)	Amount represents the preferential rate paid on amounts deferred under the Deferred Fee Plan. See page 14 of this proxy statement for discussion of Deferred Fee Plan.
(4)	Mr. Bustos deferred $21,300 of the total earned in 2009 under the Deferred Fee Plan. See page 14 of this proxy statement for discussion of Deferred Fee Plan.
(5)	Includes $500 for fees earned in connection with Mr. Robotham’s role on the advisory Board for North Coast Bank, a division of American River Bank.
(6)	Includes $750 for fees earned in connection with Mr. Wright’s role on the advisory Board for North Coast Bank, a division of American River Bank.
(7)	Mr. Ziegler deferred $17,400 of the total earned in 2009 under the Deferred Fee Plan. See page 14 of this proxy statement for discussion of Deferred Fee Plan.

Grants of Plan-Based Awards Table for Directors

The following table summarizes the stock options that were granted pursuant to the Company’s 2000 Stock Option Plan (the “2000 Stock Option Plan”) to the Company’s non-employee directors (excluding David Taber) in the fiscal year ended December 31, 2009. Shareholders approved the 2000 Stock Option Plan on September 21, 2000. All of the grants were made on February 18, 2009. All options vest ratably over a five-year period commencing one year after the grant date. Options may become exercisable in full in the event of a change of control as defined in the 2000 Stock Option Plan. The Company does not have any other equity based plans.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Charles D. Fite	2/18/2009	2,785	$8.50	$1,922
Roger J. Taylor, D.D.S.	2/18/2009	1,114	$8.50	$769
Amador S. Bustos	2/18/2009	2,785	$8.50	$1,922
Dorene C. Dominguez	2/18/2009	2,785	$8.50	$1,922
Robert J. Fox	2/18/2009	2,785	$8.50	$1,922
William A. Robotham	2/18/2009	2,785	$8.50	$1,922
Stephen H. Waks	2/18/2009	2,785	$8.50	$1,922
Philip A. Wright	2/18/2009	2,785	$8.50	$1,922
Michael A. Ziegler	2/18/2009	2,785	$8.50	$1,922

(1)	It is the Company’s policy that the exercise price for each stock option is the market value as of the close of the market on the date of grant.
(2)
The Black-Scholes option-pricing model was used to estimate the grant date fair value of the options in this column. Use of this model should not be construed as an endorsement of its accuracy. All stock option pricing models require predictions about the future movement of the stock price. The assumptions used to develop the grant date valuations were: risk-free rate of return of 2.18%, dividend rate of 6.74%, volatility rate of 24.6%, quarterly reinvestment of dividends and an average term of 7 years. The real value of the options in this table will depend on the actual performance of the Company’s common stock during the applicable period and the fair market value of the Company’s common stock on the date the options are exercised.

PROPOSAL NO. 2

ADOPTION OF THE AMERICAN RIVER BANKSHARES
2010 EQUITY INCENTIVE PLAN

General

On March 17, 2010, the Board of Directors of American River Bankshares (the “Company”) unanimously adopted, subject to shareholder approval, the American River Bankshares 2010 Equity Incentive Plan (the “2010 Plan”). The 2010 Plan allows the use of a broad range of equity based compensation arrangements. We believe that the 2010 Plan will support our objective of paying for performance and aligning management’s interests with those of shareholders.

The 2010 Plan will allow us to award stock options, stock appreciation rights (“SARs”), restricted stock, restricted performance stock, unrestricted stock or performance unit awards to selected employees and non-employee directors of the Company and its subsidiaries. If approved by shareholders, the 2010 Plan will be effective as of the date it was adopted by the Board of Directors (the “Effective Date”). Awards under the 2010 Plan will have a dilutive effect on the Company’s shareholders and will impact its net income and shareholders’ equity, although the actual results cannot be determined until the 2010 Plan is implemented.

The Company previously maintained a 2000 stock option plan (the “2000 Plan”) for the benefit of participating employees, non-employee directors and consultants. Shareholders approved the reservation of approximately thirty percent (30%) of the outstanding shares of the Company common stock for issuance under the 2000 Plan. The Board of Directors terminated additional awards under the 2000 Plan as of the Effective Date in view of the fact that the 2010 Plan would terminate by its terms shortly thereafter on April 25, 2010. No further awards were made under the 2000 Plan from and after the Effective Date. As of the Record Date, March 29, 2010, there were 379,776 shares reserved for issuance underlying options outstanding and unexercised under the 2000 Plan. Options outstanding and unexercised under the 2000 Plan remain subject to administration under the terms of the 2000 Plan until exercised within the term of the award or forfeited.

We believe that a comprehensive stock compensation program is an important element of our overall incentive compensation strategy. The adoption of the 2010 Plan will replace the terminated 2000 Plan and assist us in meeting the objectives of that strategy with a more flexible range of award alternatives than existed under the terminated 2000 Plan.

The following description of the material terms of the 2010 Plan is qualified in its entirety by reference to the terms of the 2010 Plan, a copy of which is attached to this Proxy Statement as ANNEX D.

Description of the 2010 Plan

Purpose. The purpose of the 2010 Plan is to provide financial incentives for selected employees and non-employee directors, thereby promoting the long-term growth and financial success of the Company by attracting and retaining employees and non-employee directors of outstanding ability, strengthening our capability to develop, maintain, and direct a competent management team, providing an effective means for selected employees and non-employee directors to acquire and maintain ownership of our stock, motivating selected employees to achieve long-range performance goals and objectives, and providing competitive incentive compensation opportunities.

Eligible Participants. Selected employees and the non-employee directors of the Company and its subsidiaries are eligible to participate in the 2010 Plan. As of the Record Date, there are 10 directors and approximately 36 employees who are eligible to participate in the 2010 Plan. The Company’s Compensation Committee of the Board (the “Committee”) will determine the eligible participants to whom, and the time or times at which, awards will be made, the number of shares subject to such awards, the duration of any award, and any other terms and conditions of the award, in addition to the terms and conditions contained in the 2010 Plan. Each award under the 2010 Plan will be confirmed by and subject to the terms of an award agreement or award statement. There is no requirement that the type, form, amount or terms and conditions of the awards be uniform from participant to participant.

The amount of benefits that will be received or awarded has not been allocated to any individuals or groups. The actual number of individuals who will receive awards and the number of future awards cannot be determined in advance because the Committee has the discretion to select the award recipients and establish the terms of awards consistent with the provisions of the 2010 Plan. There are no pending or outstanding awards under the 2010 Plan that are conditioned upon shareholder approval of the 2010 Plan. No awards have been made under the 2010 Plan and none will be made unless shareholders approve the 2010 Plan.

Administration. The 2010 Plan is administered by the Committee; provided, that the Board of Directors may exercise any of the powers and responsibilities delegated to the Committee under the 2010 Plan. The Committee has the full power and authority to interpret and administer the 2010 Plan and to establish and amend rules and regulations for its administration. The Committee’s and, as applicable the Board’s, decisions are final and conclusive. The Committee may accelerate the date on which any option or stock appreciation right may be exercised, the date of termination of the restrictions applicable to a restricted stock award, or the end of a performance period under a performance unit award, if the Committee determines that such action would be in the best interests of the Company and the 2010 Plan participants. Administration of the 2010 Plan with respect to awards to persons who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be by a committee consisting of at least two directors who qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act. Administration of the 2010 Plan with respect to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), will be by a committee consisting of at least two directors who qualify as “outside directors” under Section 162(m) of the IRC.

Unless the Board of Directors terminates the 2010 Plan earlier, the 2010 Plan will terminate on March 17, 2020. The Company may not make awards under the 2010 Plan after the termination date.

Authorized Shares. As of the Effective Date and the Record Date, the Company had 9,845,533 shares of common stock outstanding. The maximum number of shares of Company common stock that may be issued to participants under the 2010 Plan is 1,476,829 shares (which does not include the 379,776 shares reserved for issuance underlying options outstanding and unexercised under the 2000 Plan). Shares subject to an award under the 2010 Plan shall be our Company’s authorized and unissued shares of common stock. The closing price of our common stock as of the Record Date was $7.79.

The shares of Company common stock that may be issued under the 2010 Plan will be adjusted by shares of common stock that are: (a) tendered in payment of the option price of options or the exercise price of other awards; (b) subject to an award which is cancelled (excluding shares subject to an option that cancelled upon the exercise of a related SAR) or forfeited or terminated without having been exercised or paid; (c) withheld from an award to satisfy a participant’s tax withholding obligations; or (d) acquired by the Company on the open market using the cash proceeds received by the Company from the exercise of options awarded under the 2010 Plan (provided, however, that the limit shall not be adjusted in respect of any option by the number of shares of common stock greater than the amount of such cash proceeds divided by the fair market value of such common stock on the date of exercise). If a SAR is settled in whole or in part in shares of Company common stock, the available shares under this 2010 Plan shall be adjusted by the excess, if any, of the number of shares of the common stock subject to the SAR over the number of shares of the common stock delivered to the participant upon exercise of the SAR.

In the event of certain types of corporate transactions or restructurings, such as stock splits, stock dividends, mergers, consolidations, reclassifications, reorganizations, or other distributions or changes in the corporate structure or shares of the Company, the Committee (or the board of directors of a surviving entity) shall make adjustments in the aggregate number and kind of shares reserved for issuance under the 2010 Plan, in the maximum share limitations upon stock options, incentive stock options, SARs and other awards to be made to any participant, in the number, kind and option price or exercise price of outstanding stock options and SARs, in the number and kind of shares subject to other outstanding awards under the 2010 Plan, and any other equitable substitutions or adjustments (including relating to performance goals) that the Committee (or such board of directors) determine to be appropriate in their sole discretion.

See the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION” and the tables and footnotes thereunder under the headings “Summary Compensation,” “Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal Year-End” and “Equity Compensation Plan Information” and the section entitled “DIRECTOR COMPENSATION” and the tables and footnotes thereunder under the headings “Director Compensation” and “Grants of Plan-Based Awards for Directors,” for more information regarding awards of stock options under the predecessor 2000 Plan.

Stock Options. Stock options may be awarded alone or in addition to other awards. Stock options may be “incentive stock options” (within the meaning of IRC Section 422) or nonqualified stock options, as designated by the Committee and specified in the award agreement or award statement setting forth the terms and provisions of the options. The term of each stock option will be fixed by the Committee but no incentive stock option may be exercised more than 10 years after the date it is awarded. The exercise price per share of Company common stock purchasable under a stock option will be determined by the Committee but may not be less than the fair market value of the common stock on the date of award. The determination of fair market value will be consistent with IRC Section 409A. Options awarded under the 2010 Plan may be repriced, but only if the repricing transaction is approved by shareholders and includes terms, restrictions or conditions that meet the requirements of IRC Section 409A.

Except as otherwise provided in the 2010 Plan, stock options will be exercisable at the time or times and subject to the terms and conditions determined by the Committee and stated in the option award agreement or award statement. The Committee may at any time accelerate the exercisability of a stock option. A participant exercising an option may pay the exercise price in cash or with previously acquired shares of common stock or a combination of cash and stock. The Committee, in its discretion, may allow the cashless exercise of options through the use of a broker-dealer, to the extent permitted by applicable law, or for payment of the exercise price by withholding from the shares issuable upon exercise a number of shares having a fair market value on the date of exercise equal to the aggregate exercise price. The 2010 Plan contains provisions, which apply unless otherwise determined by the Committee, regarding the vesting and post-termination exercisability of options held by participants whose employment with the Company terminates by reason of death, disability (as defined in the 2010 Plan), or otherwise.

Stock Appreciation Rights. Stock appreciation rights (“SAR” or “SARs”) represent the right to receive payment of an amount equal to the amount by which the fair market value of one share of Company common stock on the trading day immediately preceding the date of exercise exceeds the exercise price multiplied by the number of shares covered by the SARs. SARs may be exercised only when the fair market value of the stock exceeds the exercise price. The exercise price of a SAR will be no less than the fair market value of a share of Company common stock as determined on the SAR award date. The determination of fair market value will be consistent with IRC Section 409A. The Committee may prescribe the other terms and conditions for the exercise of a SAR including, but not limited to, transferability restrictions and requiring the payment of some or all of the amount to which the participant is entitled to be made in Company common stock valued at its fair market value on the date of exercise. SARs expire on the date set by the Committee at the time of the award. To the extent not previously exercised, an participant’s SARs will automatically be exercised on the last trading day prior to their expiration, so long as the value of a share of Company common stock on that date exceeds the fair market value of the common stock on the date of the award.

Restricted Stock. The 2010 Plan authorizes the Committee to award restricted stock to participants with such restriction periods as the Committee may designate. The Committee may also provide at the time of award that restricted stock cannot vest unless applicable performance goals are satisfied.

The provisions of restricted stock awards (including any applicable performance goals) need not be the same with respect to each participant. During the restriction period, the stock certificates evidencing restricted shares shall be held by the Company. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Restricted stock is forfeited upon the participant’s termination of employment prior to the date set forth in the award agreement or award statement, or the breach of any other terms and conditions provided by the Committee and set forth in the award. Other than the restrictions on vesting, transferability and any other restrictions the Committee may impose and which are stated in the award, the participant will have all the rights of a shareholder of Company common stock that is the subject of the restricted stock award.

Unrestricted Stock. The 2010 Plan authorizes the Committee to make awards of unrestricted shares of Company common stock to employees on such terms and conditions as the Committee may prescribe. Unrestricted stock awards shall be paid to employees no later than the last date that causes the payment to constitute a short-term deferral that is not subject to IRC Section 409A, which is generally no later than two and one-half months after the end of the year in which an employee obtains a legally binding right to the unrestricted stock.

Performance Units. Performance units may be awarded either alone or in addition to other awards under the 2010 Plan. Performance units may be performance-based stock awards or performance-based cash awards as determined by the Committee. Performance units may be awarded subject to the attainment of performance goals. Performance units shall be either paid to employees no later than the last date that causes the payment to constitute a short-term deferral that is not subject to IRC Section 409A, which is generally no later than two and one-half months after the end of the year in which an employee obtains a legally binding right to the performance units, or upon such other terms that comply with IRC Section 409A. Except to the extent otherwise provided in the 2010 Plan or determined by the Committee, all rights to receive cash or stock in settlement of performance units will be forfeited upon termination of a participant’s employment for any reason during the award cycle or before any applicable performance goals are satisfied, or if after the end of the performance period, the Committee determines that the performance goals have not been satisfied.

Performance Goals. Performance goals relating to the payment or vesting of an award that is intended to qualify as “performance-based compensation” under IRC Section 162(m) will be established by the Committee. The goals will be comprised of specified levels of the performance criteria as the Committee may deem appropriate and which otherwise are in compliance with IRC Section 162(m).

For any awards not intended to meet the requirements of IRC Section 162(m), the Committee may establish goals based on other performance criteria as it deems appropriate. The Committee may disregard or offset the effect of any special charges or gains or cumulative effect of a change in accounting in determining the attainment of performance goals. Awards may also be payable when Company performance, as measured by one or more of different performance criteria, as compared to peer companies, meets or exceeds an objective criterion established by the Committee.

Termination of Service. Except as provided in the 2010 Plan including, but not limited to, provisions respecting performance-based compensation and change of control, or in an award agreement or award statement, the termination of an award recipient’s service with the Company will have the following effects on awards outstanding following the termination: (a) if the termination is due to the death or disability (as defined in the 2010 Plan) of the award recipient, the awards will become fully vested and/or exercisable; (b) in every other case, any awards that are not vested and/or exercisable on the date of termination will immediately terminate and be of no further force and effect; (c) if the recipient’s termination is for any reason other than death, disability, or discharge for cause (as defined in the 2010 Plan), the recipient’s options or SARs that are exercisable on the date of termination shall be exercisable until the earlier of three months from the date of termination or the expiration date of such option or SAR; (d) upon termination of an award recipient for cause, any unexercised options or SARs of the recipient shall expire immediately and any non-vested restricted stock awarded to such recipient shall be forfeited; (e) upon the award recipient’s death, any options or SARs that are then exercisable shall be exercisable by the decedent’s personal representative until the earlier of one year from the date of death or the expiration date of the award; (f) upon termination due to disability, the award recipient may exercise any options or SARs which are exercisable on the date of termination until the earlier of one year from the date of termination or the expiration date of the award; and (g) a performance unit award shall terminate if there is a termination of service of the award recipient before the end of the applicable performance period.

Deferral of Payments. An award recipient entitled to participate in the Company’s Deferred Compensation Plan in accordance with its terms may elect to defer all or a portion of his earned benefit or gain on exercise of awards under the 2010 Plan. Amounts so deferred shall be allocated to a deferred account established for the award recipient under the Company’s Deferred Compensation Plan, provided that the Company’s Deferred Compensation Plan complies with IRC Section 409A. A deferral election shall be made in writing in the year prior to the year in which the services are performed that result in the award, or at such later time as may be permitted under IRC Section 409A. The amounts earned pursuant to the deferred award shall be eligible for distribution and payable pursuant to the terms of the Deferred Compensation Plan.

Change in Control. Unless provided otherwise by the Committee, in the event of a change in control (as defined in the 2010 Plan), if the Company is not the surviving corporation and the survivor or acquirer does not assume outstanding awards or substitute equivalent awards, or if the award recipient is terminated without cause, or the award recipient terminates for good reason (as defined in the 2010 Plan) within 24 months following a change in control, then all outstanding awards will become immediately vested and exercisable or unrestricted and, in the case of performance awards, will be deemed to be fully earned.

Participants awarded options or SARs which vest in connection with a change in control as described above may exercise their option or SARs at any time within eighteen (18) months after termination of employment; provided, that such extended exercise period shall not change applicable option exercise tax effects including, but not limited to, taxation under IRC Section 422.

The Board of Directors or its designee may, in its sole discretion, provide for a cash payment to be made to each award recipient for the outstanding options, restricted stock, restricted performance stock, SARs or performance units (if they have not been deferred) upon the consummation of the change in control, determined on the basis of the fair market value that would be received in such change in control by the holders of the Company’s securities relating to such awards. However, any option intended to be an incentive stock option under IRC Section 422 will be adjusted in a manner to preserve ISO status.

Effectiveness, Amendments and Expiration. Subject to shareholder approval, the 2010 Plan will be effective as of March 17, 2010, the date the 2010 Plan was adopted by the Board of Directors. The Board of Directors may at any time amend, suspend, or discontinue the 2010 Plan, but may not impair the rights of a holder of outstanding awards without the holder’s consent except for an amendment made to comply with applicable law, stock exchange rules or accounting rules. No amendment may be made without the approval of the Company’s shareholders to increase the shares issuable under the 2010 Plan, expand the types of awards, materially expand the class of employees eligible to participate, materially change the method of determining the exercise price of options, reprice options, extend the expiration date of the 2010 Plan, or to the extent such approval is required by applicable law or stock exchange rules. The Committee may amend the terms of any participant’s outstanding stock option or other award, but no such amendment may impair the rights of any participant without the participant’s consent unless the amendment is necessary to cause the 2010 Plan or award to comply with applicable law, stock exchange rules or accounting rules.

For 24 months following a change in control (as defined in the 2010 Plan), the 2010 Plan shall not be terminated unless it is replaced by a comparable long-term incentive plan. During the 24-month period, the 2010 Plan (or such replacement plan) shall be administered in a manner such that participants will be provided with long-term incentive awards producing reward opportunities generally comparable to those provided prior to the change in control.

Federal Income Tax Consequences. The following is a summary of the federal income tax rules relevant to participants in the 2010 Plan who receive options, based upon the IRC as currently in effect. These rules are highly technical and subject to change in the future. The following summary relates only to the federal income tax treatment of the awards and the state, local and foreign tax consequences may be substantially different.

Stock options awarded under the 2010 Plan may be either nonqualified options or incentive options for federal income tax purposes.

Nonqualified Options. Generally, the optionee does not recognize any taxable income at the time of award of a nonqualified option. Upon the exercise of the nonqualified option, the optionee will recognize ordinary income, equal to the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price, and will be subject to applicable tax withholding on that amount. The Company will generally be entitled to a deduction equal to such ordinary income at the time that the optionee recognizes such income. The optionee will have a capital gain or loss upon the subsequent sale of the stock in an amount equal to the sale price less the fair market value of the common stock on the date of exercise. The capital gain or loss will be long-term or short-term depending on whether the stock was held for more than one year after the exercise date. The Company will not be entitled to a deduction for any capital gain realized. Capital losses on the sale of common stock acquired upon an option’s exercise may be used to offset capital gains. Capital losses that cannot be used to offset capital gains may be subject to the annual deduction limits imposed by the IRC. Capital losses that exceed the annual deduction limits for a year may be carried over and applied in future years.

Incentive Stock Options. Generally, the optionee will not recognize any taxable income at the time of award or exercise of an option that qualifies as an incentive option under IRC Section 422. However, the excess of the fair market value of the shares acquired over the exercise price at the time of exercise will be treated as a “preference item” and included in the optionee’s alternative minimum taxable income. This may cause the optionee to be subject to an alternative minimum tax. The optionee may recognize long-term capital gain or loss, measured by the difference between the sale price of the shares acquired and the exercise price, when the shares are sold.

In order to qualify for the incentive option tax treatment described in the preceding paragraph, the optionee must be employed by the Company continuously from the time of the option’s award until three months before the option’s exercise and the optionee must not sell the shares until more than one year after the option’s exercise date and more than two years after its award date. If the optionee does not satisfy these conditions, the optionee will recognize taxable ordinary income when the optionee sells the shares in an amount equal to the difference between the option exercise price and the lesser of (i) the fair market value of the shares acquired on the exercise date and (ii) the sale price of the shares. If the sale price exceeds the fair market value on the exercise date, the excess will be taxable to the optionee as long-term or short-term capital gain depending on whether the optionee held the stock for more than one year. Notwithstanding the foregoing, incentive options will not be treated as incentive options to the extent that the aggregate fair market value of stock (determined as of the date of award) with respect to which the options are first exercisable during any calendar year exceeds $100,000. The Company will not be entitled to any deduction by reason of the award or exercise of the incentive option or the sale of shares received upon exercise after the required holding periods have been satisfied. If the optionee does not satisfy the required holding periods before selling the shares and consequently recognizes ordinary income, the Company will be allowed a deduction corresponding to the optionee’s ordinary income.

Withholding Taxes. Because the amount of ordinary income the optionee recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and Social Security taxes, the Company may require the optionee to pay the amount required to be withheld by the Company before delivering to the optionee any shares or other payment to be received under the 2010 Plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the optionee.

Required Approval

Approval of the 2010 Plan requires that (i) holders of a majority of the shares of the Company common stock represented and voting at the Meeting vote “FOR” Proposal No. 2 and (ii) such votes “FOR” Proposal No. 2 also constitute a majority of the required quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum and may reduce the number of votes cast affirmatively for Proposal No. 2, thereby affecting the vote in the same manner as a vote “AGAINST” the proposal.

Recommendation of Management

The Board of Directors recommends a vote “FOR” Proposal No. 2.

EXECUTIVE OFFICERS

The executive officers of the Company during 2009 were the following persons:

NAME	AGE	OFFICER SINCE	PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
David T. Taber	49	1985	President and Chief Executive Officer, American River Bankshares since 1995. Chief Executive Officer of American River Bank since 2004.
Mitchell A. Derenzo	48	1992	Executive Vice President and Chief Financial Officer of American River Bankshares since 1995. Chief Financial Officer of American River Bank since 1992.
Raymond F. Byrne	62	2000	President of North Coast Bank, a division of American River Bank, since 2003. Senior Vice President and Senior Lender of North Coast Bank from 2001 to 2003.
Kevin B. Bender	46	1999	Executive Vice President and Chief Information Officer of American River Bankshares since 1999. Mr. Bender was promoted to Chief Operating Officer on September 14, 2009.
Douglas E. Tow	56	1994	Executive Vice President and Chief Credit Officer of American River Bankshares since 2003. Chief Credit Officer of American River Bank since 1994.

COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

       The Compensation Committee of the Board of Directors (the “Compensation Committee”) oversees the Company’s compensation programs. The compensation programs include elements that are designed specifically for the executive officers (the “Executives” or an “Executive”), which include the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the other Executives named in the Summary Compensation Table. Additionally, the Compensation Committee is charged with the review and recommendation to the full Board of Directors of all annual compensation decisions relating to the Executives.

          The Compensation Committee is composed entirely of non-management members of the Board of Directors. The Board of Directors has determined that each member of the Compensation Committee is independent under applicable NASDAQ listing rules. No Compensation Committee member participates in any of the Company’s employee compensation programs. Each year the Company’s Audit Committee reviews any and all relationships that each director may have with the Company and the Board of Directors subsequently reviews the findings of the Audit Committee. The CEO of the Company was not present during the Compensation Committee voting or deliberations regarding his compensation.

Over the years, the Compensation Committee has taken the following actions to improve the links between Executive pay and performance including:

●	Established performance-based awards in the Company’s incentive programs;

●	Retained independent compensation consultants to advise on executive compensation issues and help the Compensation Committee take a longer view of the multiple facets of its responsibility;

●	Designed and updated a more clearly defined competitive pay strategy which would be useful over multiple years and more strictly based on a shareholder benefit model; and

●	Reviewed and approved the industry specific Peer Group (as defined below) for more precise performance comparisons.

The responsibilities of the Compensation Committee, as stated in its charter, include the following:

●	Provide oversight to the Company’s overall compensation strategy and objectives pursuant to the goals of the Company.

●
Review and recommend to the Board of Directors, changes to the structure and design of the compensation elements for the Executives including: annual base salary, annual cash incentives, long-term equity incentives, retirement plans (e.g., 401(k), deferred compensation, and salary continuation plans), and change in control benefits and severance.

●
Review and recommend to the Board of Directors, changes in the structure and design of the compensation elements for the Board of Directors of the Company and subsidiary(ies) and any committees thereof, including cash (e.g., meeting fees and retainers), long-term equity incentive plans and the Director Emeritus Program.

●	Review and recommend to the Board of Directors, the appropriate peer group to be used in benchmarking executive and board compensation.

●	Recommend annually to the Board of Directors, the compensation of the CEO, including base salary, annual cash incentive opportunity and changes to other compensation elements.

●
Recommend annually to the Board of Directors, the compensation of other executive officers based on the recommendation of the CEO including base salary, annual cash incentive opportunity and changes to other compensation elements.

●	Recommend to the Board of Directors the performance metrics and applicable weightings as required by the Company’s Executive Annual Incentive Plan.

●	Recommend to the Board of Directors, changes to Company Board member and/or subsidiary Board member compensation.

●	Recommend to the Board of Directors, annual equity grants to the Executives, board members and other key employees, pursuant to Board of Directors approved option granting methodology.

●	Recommend to the Board of Directors, additions to personnel covered by the Company’s Deferred Compensation Plan.

●	Recommend to the Board of Directors, employment and/or severance agreements for the Executives.

●	Periodically review and recommend to the Board of Directors, changes to Executive retirement benefits, employment agreements, and change in control benefits and severance plans.

●
Periodically review the Company succession plans relating to positions held by the Executives and make recommendations to the Board of Directors regarding the process for selecting the individuals to fill these positions.

●	Evaluate the CEO’s performance relative to the goals and objectives of the Company and discuss evaluations of other executive officers with the CEO.

●	Annually review and recommend changes deemed necessary to the Compensation Committee Charter.

●
Prepare and submit an appropriate “Compensation Committee Report” pursuant to applicable regulations of the Securities and Exchange Commission for inclusion in the management proxy statement for each annual meeting of shareholders, stating, among other matters, whether (i) the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and (ii) the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in such proxy statement and the Company’s Annual Report on Form 10-K.

●
Perform such other duties and responsibilities as may be required by the rules and regulations that govern the Company that are consistent with the purpose of the Compensation Committee, or as the Board of Directors may deem appropriate.

Overview of Compensation Philosophy

       The Compensation Committee’s compensation philosophy was developed to balance and align the interests of the Executives and shareholders. The philosophy is intended to attract, motivate, reward and retain the most qualified management talent required to achieve corporate objectives and increase shareholder value, while at the same time the compensation philosophy seeks to make the most efficient use of shareholder resources. To this end, the compensation philosophy emphasizes rewards for performance.

     The three primary components of compensation for the Executives are base salary, annual cash incentive opportunity and long-term, equity-based incentive compensation. The Company also provides the Executives with retirement benefits that are earned over time.

     To be effective, the compensation philosophy must reflect the corporate mission, culture, and long-term goals of the Company. In order to recruit and retain the most qualified and competent individuals as Executives, the Company strives to maintain a compensation program that is competitive in its peer industry labor market. The purpose of the compensation program is to reward individual performance tied to the achievement of Company objectives. The following objectives are considered in setting the compensation programs for the Executives:

●	reward performance which supports the Company’s core values of performance, integrity, teamwork, and advancement opportunities;

●	provide a significant percentage of total compensation that is at-risk, or variable, based on predetermined performance criteria;

●	design competitive total compensation and rewards programs to enhance the Company’s ability to attract and retain knowledgeable and experienced Executives; and

●	set compensation and incentive levels that reflect competitive market practices.

Compensation Consultant

     In 2006, the Compensation Committee retained the Balser Group, a compensation and benefits-consulting firm. The Balser Group served as an independent compensation consultant to advise the Compensation Committee on all matters related to the Executives’ compensation and general compensation programs. In 2006, The Balser Group assisted the Compensation Committee by providing comparative market data on compensation practices and programs for the Executives based on an analysis of peer competitors. The Balser Group also provided guidance on industry best practices. The Balser Group advised the Compensation Committee in (1) determining base salaries, (2) setting performance goals and award levels for the Company’s Executive Incentive Plan (the “Incentive Plan”), (3) determining the appropriateness of individual grant levels for stock option grants, (4) evaluating the retirement plans and benefit amounts, (5) evaluating the perquisite program and allowances provided, and (6) determining the appropriateness of the change in control and termination benefits. In 2007, the Compensation Committee determined that the data provided by The Balser Group had long-term application and would be sufficient to determine if further changes would be required to the Executive compensation programs and therefore did not retain the services of the Balser Group, or any other compensation consultants, for the determination of compensation for the years ended 2007, 2008 or 2009.

     In 2009, the Compensation Committee retained Amalfi Consulting, LLC, (“Amalfi”) a compensation and benefits-consulting firm. Amalfi served as an independent compensation consultant to advise the Compensation Committee on all matters related to the Executives’ compensation and general compensation programs (including the American River Bankshares 2010 Equity Incentive Plan included as Proposal No. 2 in this proxy statement) for 2010.

     Other than compensation related consulting, neither the Balser Group or Amalfi, provided any other services. The Board of Directors and management do not believe the services provided by the Balser Group or Amalfi create a conflict of interest. No services performed by either consulting group exceeded in the aggregate, more than $120,000 in the last fiscal year.

Peer Group and Benchmark Targets

     The Compensation Committee maintained its basic compensation peer group, which was determined with the help of The Balser Group in 2006, consisting of publicly-traded, mid-to-high performing financial institutions within and around the Company’s geographic market (the “Peer Group”). The Peer Group was used to benchmark executive compensation levels against companies that have executive positions with responsibilities similar in breadth and scope to the Company and that compete with the Company for executive talent.

     The following companies comprise the Peer Group used for 2009: Bridge Capital Holdings, Bank of Marin, Bank of Commerce Holdings, Sierra Bancorp, Central Valley Community Bancorp, Community Valley Bancorp, Community West Bankshares, FNB Bancorp, First Northern Community Bancorp, Heritage Oaks Bancorp, Heritage Commerce Corp, Harrington West Financial Group, North Valley Bancorp, Pacific Premier Bancorp, Inc., San Joaquin Bancorp, Tamalpais Bancorp and United Security Bancshares. An analysis based on recent financial data shows that the Company ranked 1st in Return on Average Assets and 1st in Return on Tangible Equity compared with the Peer Group. The Compensation Committee reviews data obtained from various consultants at industry conferences and statistics related to the Peer Group obtained from the SEC’s website (the “Survey Data”) to ensure that the total Executive compensation program continues to be fair to the shareholders and competitive for the Executives. Included in the Survey Data is a compilation of compensation and other published data, including, but not limited to, data obtained from the Watson Wyatt Financial Institutions Compensation Planning Report, the Mercer Long-Term Incentives and Equity Survey Report, and the California Bankers Association Compensation and Benefits Benchmark Survey.

Compensation Benchmarking Relative to Market

    Using the Survey Data, the Compensation Committee considered “market” at the median of this data. The Compensation Committee targets total compensation above-market, tied to excellent Company and individual performance. Base compensation, long-term incentives, retirement and other benefits are targeted at close to market, while annual incentives are targeted at above-market levels.

     Decisions by the Compensation Committee about the compensation elements are based on Survey Data as well as Company performance and the Executive’s level of responsibility, skill level, experience and contributions to the Company.

Review of Executive Performance

         The Compensation Committee reviews, on an annual basis, each compensation element for each Executive. In each case, the Compensation Committee takes into account the scope of responsibilities and years of experience and balances these against competitive salary levels. The Compensation Committee has the opportunity to interact with the Executives at various times during the year, which allows the Compensation Committee to form its own assessment of each individual’s performance.

    In addition, each year the CEO presents to the Compensation Committee an evaluation of each Executive, which includes a review of individual contribution, performance against specific targets, strengths and weaknesses, as well as a development plan. Following this presentation and a review of the Survey Data, the Compensation Committee makes its own assessments and approves the compensation for each Executive.

         In 2009, based on review of the Survey Data and the absence of a cost of living salary increases granted by the Company to non-executive employees, the Compensation Committee recommended to the Board of Directors that a cost of living increase adjustment to base salary was not warranted. Based on the same review, the Compensation Committee also recommended that no changes to the long-term incentives or retirement benefits be granted nor that any modification be made to the percentage available to the Executives under the Company’s Annual Cash Incentive Plan.

Overview of Executive Compensation Elements

The Company’s compensation program for Executives consists of several compensation elements, as illustrated in the table below.

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Base Salary	Core competence in the Executive’s role relative to skills, years of experience and contributions to the Company.	● Provide fixed compensation based on competitive market salary levels.
Annual Cash Incentives	Contributions toward the Company’s achievement of specified profitability, growth, and credit quality.
●   Provides focus on meeting annual goals that lead to the long-term success of the Company;
●   Stresses annual performance-based cash incentive compensation; and
●   Motivates achievement of critical annual performance metrics.

Long-Term Incentives	Stock Options: ● The Company’s stock price performance; and ● Continued employment with the Company during a five-year vesting period.	● Maximize stock price performance; ● Increase Executive ownership in the Company; and ● Retention in a challenging business environment and competitive labor market.
Retirement Benefits
The Company’s employee benefit plans are available to eligible employees, including the Executives; to reward long-term service to the Company, and include both tax-qualified and nonqualified retirement plans.

●    The Company offers a qualified 401(k) program that the Executives are eligible to participate in.

●    The Deferred Compensation Plan is a nonqualified voluntary deferral program that allows the Executives to defer a portion of their base salary and annual cash incentive. Deferred amounts and earnings are unfunded.

●    The Salary Continuation Plans are nonqualified, noncontributory plans that provide the Executives with retirement benefits.

●   Encourages retention of Executives for the balance of his/her career.
●   Provides a tax-deferred retirement savings plan subject to IRS limitations on qualified plans. The 401(k) Plan is described in more detail on page 31 of this proxy statement.
●   Provides a tax-deferred retirement savings alternative for amounts exceeding IRS limitations on qualified programs. The tax deferred compensation plan is described in more detail on page 31 of this proxy statement.
●   The Salary Continuation Plans make available retirement benefits for the Executives commensurate with those available to comparable peer executive officers. The Salary Continuation Plans are described in more detail on page 31 of this proxy statement.

Health and Welfare Benefits	Executives participate in employee benefit plans generally available to all employees, including medical, health, life insurance, disability plans, and vacation and personal absence time.	● These benefits are part of a broad-based, competitive total compensation program.
Additional Benefits and Perquisites	Active participation in business promotional activities on behalf of the Company.
●    Certain Executives are provided the use of Company owned autos to promote Company business in the Company’s market area and for incidental personal use. Club memberships have been approved for certain Executives for future implementation to promote the Company business.

Change in Control and Termination Benefits	The employment agreements provide severance benefits if an Executive’s employment is terminated within two years after a change in control.
●    Change in control severance benefits are designed to retain the Executives and provide continuity of management in the event of an actual or threatened change in control. The employment agreements are described in more detail on page 33 of this proxy statement.

The use of the above compensation elements enables the Company to reinforce its pay for performance philosophy, as well as strengthen the ability to attract and retain highly qualified executive officers. The Compensation Committee believes that this combination of the compensation elements provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages recruitment and maximizes retention of the Executives.

Detail of Executive Compensation Elements

The Compensation Committee believes the total compensation and benefits program for the Executives should consist of the following: base salary, annual cash incentives, long-term incentives, retirement plans, health and welfare benefits, perquisite allowance payments and change in control benefits, as more fully described below.

Base Salary

Increases to base salaries, if any, are driven primarily by individual performance and comparative information from the Survey Data. Individual performance is evaluated by reviewing the Executive’s success in achieving business results, promoting core values, focusing on the keys to business success and demonstrating leadership abilities.

In setting the base salary of the Executives for fiscal year 2009, the Compensation Committee reviewed the compensation Survey Data. The Compensation Committee also considered the Company’s level of success in its short- and long-term goals to:

●	achieve specific profitability, growth and asset quality targets;

●	communicate strategy and financial results effectively; and

●	increase emphasis on employee satisfaction.

The Compensation Committee based its compensation decisions on the Company’s performance related to the objectives listed above. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Executives. The Compensation Committee reviews the Survey Data, general economic conditions and marketplace compensation trends. The Compensation Committee usually adjusts base salaries for Executives when:

●	the current compensation demonstrates a significant deviation from the market data;

●	recognizing outstanding individual performance; or

●	recognizing an increase in responsibility.

In line with the compensation philosophy outlined above, the Compensation Committee strives to reward the successful Company Executives with a total compensation package in which a majority of the incentive portion is based upon the variable portion of the compensation elements. The base salaries paid to the Executives during fiscal year 2009 are shown in the Summary Compensation Table on page 34.

Annual Cash Incentives

The annual cash incentives are administered under the Incentive Plan and provide Executives with the opportunity to earn cash incentives based on the achievement of specific Company-wide, division, and individual performance goals. The Compensation Committee designs the annual incentive component to align Executive compensation with annual (short-term) performance. Incentive payments earned are generally paid in cash in March of each year for the prior fiscal year’s performance.

The Compensation Committee approves a target incentive payout as a percentage of the base salary earned during the incentive period for each Executive. These targets are based on competitive practices for each comparable position in the Survey Data. The incentive target percentage represents the Executive’s annual incentive opportunity if the annual performance goals are achieved.

Messrs.	Taber	Derenzo	Tow	Bender	Byrne
Target Incentive Compensation (% of Base Salary)	60%	35%	35%	35%	30%

The Incentive Plan establishes a set of financial metrics. These metrics are selected to drive annual performance. Each metric has a weight within the Incentive Plan, and the sum of the weights is 100%. In 2009, financial metrics comprised 100% of the target incentive.

Several financial metrics are commonly referenced in defining Company performance for Executive compensation. These metrics are defined below and their use in the Incentive Plan is further described below.

●	Profitability Measures

O	Return on Average Assets and Return on Average Tangible Equity

Overall profitability is a key measure of the Company’s performance. The use of Return on Average Assets (“ROA”) and Return on Average Tangible Equity (“ROTE”) as metrics in the Incentive Plan allows the Company to reward Executives for meeting targets related to actual net income earned each year. Both the ROA and ROTE are based on how well the Company performs based on net income as compared to assets (the ROA) and tangible equity (the ROTE). The ROA measures how well the Company deploys its assets and the ROTE measures how well the Company utilizes its capital.

O	Earnings Per Share

To ensure compensation is proportional to the return on investment earned by shareholders, we use earnings per share (“EPS”) as a metric in the Incentive Plan. EPS is defined as net income divided by the average number of shares outstanding (including the potential dilutive effect if stock options outstanding were exercised) during the Incentive Plan year.

●	Growth Measures

O	Core Deposit and Net Loan Growth

To ensure long-term growth of the Company, growth in both core deposits and net loans is essential. The Incentive Plan metrics for growth are based upon how well the Company grows in both core deposits and net loans on an annual basis. The Company defines core deposits as total deposits excluding time deposits, also known as certificates of deposit.

●	Credit Quality Measures

O	Classified Loans to Equity

The Company believes that the quality of its loans is a key to the Company’s overall future success. Poor loan quality will deteriorate the Company’s future earning capacity. The classified to equity metric of the Incentive Plan measures the amount of classified or problem loans as a percentage of the Company’s equity capital.

Incentive Plan Weightings for 2009

The following chart indicates the weight of each metric as a percent of the total incentive opportunity.

Messrs.	Taber	Derenzo	Tow	Bender	Byrne

ROA, ROTE and EPS	60%	60%	60%	60%	60%
Core Deposit and Net Loan Growth	20%	20%	20%	20%	20%
Loan Quality	20%	20%	20%	20%	20%

The amount of incentive compensation paid to each Executive under the Incentive Plan is adjusted based on how well the Company performs against the stated performance goal of each metric, as reflected in the following table.

Results Against Performance Goal:	Incentive Multiplied By:
120%	110.0%
115%	107.5%
110%	105.0%
105%	102.5%
100%	100.0%
95%	90.0%
90%	80.0%
85%	70.0%
Less than 85%	0%

For example, if the Company achieves 105% of the growth performance goal, Mr. Taber would be entitled to 102.5% of the available incentive for the growth metric. If the Company achieves 90% of the growth goal Mr. Taber would be entitled to 80% of the available incentive for the growth metric. The Incentive Plan establishes minimum funding thresholds. If performance on any metric falls below 85%, no incentive will be paid for that metric.

In March 2010, the Board of Directors approved the weight of each metric as a percent of the total incentive opportunity for the 2010 fiscal plan year as follows: In January 2010, the Board named Messrs. Taber, Derenzo, Tow, and Bender as Executive Officers for 2010.

Messrs.	Taber	Derenzo	Tow	Bender

Net Income	25%	25%	25%	25%
Core Deposit Growth	25%	25%	25%	25%
Regulatory Ratings	25%	25%	25%	25%
Loan Quality	25%	25%	25%	25%

Long-Term Incentives

An important objective of the long-term incentive program is to strengthen the relationship between the long-term value of the Company’s stock performance and the potential financial gain for employees. The long-term incentive component has historically been provided in the form of stock options that vest and become exercisable ratably over five years. The Compensation Committee has used stock options, rather than other forms of long-term incentives, because they create value for the Executives only if the shareholder value is increased through an increased stock price. The Compensation Committee believes that this creates strong alignment between the interests of the Executives and shareholders. The stock options help the Company attract and retain talented Executives.

Stock options provide the Executives with the opportunity to purchase the Company’s common stock at a price fixed on the grant date regardless of future market price. The Compensation Committee’s objective is to provide Executives with awards that are consistent with the Survey Data and based on the Executive’s individual performance. A stock option becomes valuable only if the Company’s common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to vest, which provides an incentive for the Executive to remain employed by the Company. In addition, stock options link a portion of the Executive compensation to shareholders’ interests by providing an incentive to make decisions designed to increase the market price of the Company’s common stock.

In 2000, the Board of Directors approved the American River Bankshares 2000 Stock Option Plan (the “Stock Option Plan”) for performance-related awards for directors, Executives and other key employees. The Company’s shareholders approved the Stock Option Plan in September 2000.

The exercise prices of the stock options granted to the Executives during fiscal year 2009 are shown in the Grants of Plan-Based Awards Table on page 35. Additional information on these grants, including the number of shares subject to each grant, also is shown in the Grants of Plan-Based Awards Table.

Options granted to the Executives and Directors generally are granted annually, at the same time as grants to eligible key employees. Option grant recommendations are made at Compensation Committee meetings scheduled in advance to meet appropriate deadlines for compensation related decisions. The Compensation Committee then recommends the grants to the full Board of Directors for their approval. The Company’s practice is that the full Board of Directors approves all stock option grants at regularly scheduled meetings. The meetings are held after the close of the U.S. stock markets and the Board of Directors sets the exercise price for each stock option using the closing price of the Company’s stock price on the date of grant.

There is a limited term in which the Executive can exercise stock options, known as the option term. The option term is generally ten years from the date of grant. At the end of the option term, the right to purchase any unexercised options expires. Option holders generally forfeit any unvested options if their employment with the Company terminates.

In certain instances, stock options may vest on an accelerated schedule. A change of control may trigger accelerated vesting. In this instance, all unvested options will vest as of the date of the change in control.

Retirement Benefits

The Company offers retirement programs that are intended to supplement the employee’s personal savings and social security. The programs include the American River Bankshares 401(k) Plan (“401(k) Plan”), the American River Bankshares Deferred Compensation Plan (“Deferred Compensation Plan”) and the Executives are covered under Salary Continuation Plans (“SCP”). All employees working at least twenty (20) hours per week, including the Executives, are generally eligible to participate in the 401(k) Plan. Only the Executives and a limited number of selected senior managers are eligible for the Deferred Compensation Plan. Only the Executives and one senior manager have entered into SCP’s with the Company.

●	American River Bankshares 401(k) Plan

The Company adopted the 401(k) Plan to enable employees to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) Plan allows eligible employees, including the Executives, to elect to contribute from 1% to 100% of their eligible compensation to an investment trust. Eligible compensation generally means all wages, salaries and fees for services from the Company. Employee contributions are matched in cash by the Company at the rate of $1.00 per $1.00 of employee contribution for the first 3% and $0.50 per $1.00 of employee contribution for the next 2% of the employee’s salary. Such contributions vest immediately. The 401(k) Plan provides for twenty-one (21) different investment options, for which the participant has sole discretion in determining how both the employer and employee contributions are invested. The 401(k) Plan does not provide the employees the option to invest directly in the Company’s common stock. The 401(k) Plan offers in-service withdrawals in the form of loans, hardship distributions, after-tax account distributions and age 59.5 distributions. The 401(k) Plan benefits are payable pursuant to the participant’s election in the form of a single lump sum.

●	American River Bankshares Deferred Compensation Plan

Effective May 1, 1998, the American River Bank Deferred Compensation Plan was established for the purpose of providing the Executives and selected senior managers, an opportunity to defer compensation. Participants may elect to defer annually a minimum of $5,000 or up to a maximum of eighty percent of their base salary and all of their annual cash incentive. At the time of election to defer compensation, the participants must also elect a distribution method as described in the plan. The plan allows for distribution elections ranging upon reaching a specified age; upon passage of a specified number of years; upon Separation from Service, or upon the earlier or latter to occur of (A) Separation from Service or (B) passage of a specified number of years, as elected by the participant. The participant shall also elect to receive all amounts payable to him or her in a lump sum or in equal monthly installments over a designated period of sixty (60), one hundred twenty (120) or one hundred eighty (180) months. The Company bears all administration costs, but does not make contributions to the Deferred Compensation Plan. Effective December 20, 2000, the Deferred Compensation Plan was renamed the American River Bankshares Deferred Compensation Plan. The Deferred Compensation Plan requires the Company to pay interest on the deferred balances at a rate equal to the five-year U.S. Treasury Bond plus 4.0%. For 2009, the rate paid was 5.55%.

●	Salary Continuation Plans

In 2003, Salary Continuation Agreements were entered into to provide retirement benefits to Messrs. Taber, Derenzo, and Tow. The terms of the agreements include the amounts each Executive will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age. The agreements generally provide for annual retirement benefit payments of One Hundred Thousand Dollars ($100,000) to Mr. Taber and Fifty Thousand Dollars ($50,000) each to Messrs. Derenzo and Tow. The annual retirement benefit amount is payable in equal monthly installments over a fifteen (15) year period. In the event of an Executive’s death, all remaining amounts due are anticipated to be paid to the Executive’s designated beneficiary over the remaining payout period. Other events which may alter when payment of the annual retirement benefit is to begin, or the amount which is to be paid, include termination following a “change of control,” in which case the employee is entitled to receive the annual benefit payment in equal monthly installments for fifteen (15) years beginning with the seventh (7th) month following the termination in connection with the “change of control” equal to Sixty-Four Thousand Nine Hundred and Seventy Dollars ($64,970) for Mr. Taber and Thirty-Two Thousand Four Hundred and Eighty-Five Dollars ($32,485) each for Messrs. Derenzo and Tow. In 2007, the Company modified these agreements to include an annual vesting provision whereby the annual benefit described above vests at a rate of 8% per year for Mr. Taber and 5% per year for Mr. Derenzo and Mr. Tow, effective January 1, 2007. If the amount vested is greater than the change of control benefit, then the Executive would be paid the higher amount.

In 2007, the Company and/or its banking subsidiary, American River Bank, entered Salary Continuation Agreements to provide retirement benefits to Messrs. Bender and Byrne. The terms of the agreements include the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age. The agreements generally provide for annual retirement benefit payments of Fifty Thousand Dollars ($50,000) to Mr. Bender and Thirty Thousand Dollars ($30,000) to Mr. Byrne. The annual retirement benefit amount is payable in equal monthly installments over a ten (10) year period. The annual benefit described above vests at a rate of 5% per year. In the event of an employee’s death, all remaining amounts due are anticipated to be paid to the employee’s designated beneficiary over the remaining payout period. Other events which may alter when payment of the annual retirement benefit is to begin, or the amount which is to be paid, include termination following a “change of control,” in which case the employee is entitled to receive the annual benefit payment in equal monthly installments for ten (10) years beginning with the seventh (7th) month following the termination in connection with the “change of control” equal to Thirty-Two Thousand Four Hundred and Eighty-Five Dollars ($32,485) for Mr Bender and Nineteen Thousand Four Hundred and Ninety-One Dollars ($19,491) for Mr. Byrne. If the amount vested is greater than the change of control benefit, then the Executive would be paid the higher amount.

In 2003, Bank of Amador and Larry Standing entered into a Director Retirement Agreement. This agreement was assumed by the Company in conjunction with the Company’s acquisition of Bank of Amador in December 2004, at which time Mr. Standing agreed to waive the acceleration provisions due him at the time of the merger. The agreement provides annual retirement benefits or service compensation in the amount of $18,000 per year after Mr. Standing’s retirement from the Company. The annual retirement benefit amount is payable in equal monthly installments over a ten (10) year period. In the event Mr. Standing dies or is disabled, the agreement provides for the payment of benefits corresponding to specified amounts accrued for the retirement benefits described above. Effective March 21, 2008, Mr. Standing retired from the Company and in October 2008, Mr. Standing began receiving payments under his Director Retirement Agreement.

In 2004, Bank of Amador and Larry Standing entered into a Salary Continuation Agreement. This agreement was assumed by the Company in conjunction with the Company’s acquisition of Bank of Amador in December 2004, at which time Mr. Standing agreed to waive the acceleration provisions due him at the time of the merger. The agreement provides annual retirement benefits or service compensation in the amount of $32,000 per year after Mr. Standing’s retirement from the Company. Under the agreement, such benefits will also be accelerated and be paid upon a “change of control” of the Company. The annual retirement benefit amount is payable in equal monthly installments over a ten (10) year period. In the event of Mr. Standing’s death, amounts due are anticipated to be paid to the employee’s designated beneficiary in a lump sum based on a split dollar agreement. Effective March 21, 2008, Mr. Standing retired from the Company and in October 2008, Mr. Standing began receiving payments under his Salary Continuation Agreement.

Health and Welfare Benefits

The Company offers a variety of health and welfare programs to all eligible employees. The Executives generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The health and welfare programs include medical, pharmacy, dental, vision, life insurance, accidental death and disability, paid vacation and personal absence time. Coverage under the life and accidental death and disability programs offer benefit amounts specific to each Executive. The Company pays the premium for the health and welfare programs and the Executive reimburses the Company 30% of the cost through payroll deduction.

During 2009, the Company offered a long-term disability program that provides income replacement to Executives and senior managers after a 180-day disability period at a rate of 50% of basic monthly earnings up to a maximum of $7,500 until age 65 or recovery per the terms and conditions of the program. All other employees are eligible to receive 50% of basic monthly earnings to a maximum of $6,000. The program is contributory and all employees, including Executives, reimburse the Company. The Executives reimburse 30% of the Long-term Disability premium cost.

Perquisites and Perquisite Allowance Payments

The Compensation Committee annually reviews the perquisite program and allowances provided to each Executive to determine if adjustments are appropriate. Messrs. Taber, and Byrne are provided Company owned vehicles for their use to attend various events in the Company’s market area and for business development purposes on behalf of the Company. These vehicles are for business use only with the exception of commuting to and from their homes. None of the perquisites exceed $10,000 per year.

Change in Control and Termination Benefits

In June 2006, the Company entered into an employment agreement with David T. Taber. The agreement provides for an original term of two years subject to automatic one-year extensions thereafter unless terminated in accordance with the terms of the agreement. The agreement provides for a base salary which is disclosed in the Summary Compensation Table on page 34. The agreement may be terminated with or without cause, but if the agreement is terminated without cause including, without limitation, automatic termination due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, the loss by the Company of its legal capacity to contract or the Company’s breach of the terms of the agreement, the employee is entitled to receive severance compensation equal to six (6) months of the existing base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee). The agreement further provides that in the event of a “change in control” as defined therein and within a period of two years following consummation of such change in control (i) the employee’s employment is terminated; or (ii) any adverse change occurs in the nature and scope of the employee’s salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of employment, by resignation or otherwise, then the employee will be entitled to receive severance compensation in an amount equal to eighteen (18) months of the employee’s annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee).

In September 2006, the Company entered into employment agreements with Mitchell A. Derenzo, Douglas E. Tow and Kevin B. Bender and the Company’s subsidiary, American River Bank entered into an employment agreement with Raymond F. Byrne. The agreements have no stated term and can be canceled at any time by the employer or the employee, with or without cause. The agreements provides for a base salary which is disclosed in the Summary Compensation Table on page 34. The agreements may be terminated with or without cause, but if an agreement is terminated without cause, including, without limitation, automatic termination due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, the loss by the Company of its legal capacity to contract or the Company’s breach of the terms of an agreement, the employee is entitled to receive severance compensation equal to six (6) months of the existing base salary. The agreements further provide that in the event of a “change in control” as defined therein and within a period of two years following consummation of such change in control (i) the employee’s employment is terminated; or (ii) any adverse change occurs in the nature and scope of the employee’s salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of employment, by resignation or otherwise, then the employee will be entitled to receive severance compensation in an amount equal to twelve (12) months of the employee’s annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee), in the case of Messrs. Derenzo, Tow and Bender and nine (9) months of the employee’s annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee) in the case of Mr. Byrne.

COMPENSATION COMMITTEE REPORT

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee of American River Bankshares Board of Directors:

Amador S. Bustos Chairman	Charles D. Fite	Michael A. Ziegler	William A. Robotham

EXECUTIVE COMPENSATION

      The following table shows the cash and non-cash compensation for the years indicated awarded to or earned by individuals who served as our chief executive officer or chief financial officer and each of our three other most highly compensated executive officers.

Summary Compensation Table

Name and Principal Position		Salary ($) (1)	Incentive ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
	2009	$275,834	—	—	$5,944	$-0-	$58,786	$7,854	$348,418
David T. Taber	2008	$275,834	—	—	$23,874	$-0-	$68,847	$14,199	$382,754
	2007	$267,800	—	—	$65,290	$105,406	$68,584	$13,062	$520,142

	2009	$155,324	—	—	$2,840	$-0-	$12,408	$6,213	$176,785
Mitchell A. Derenzo	2008	$155,324	—	—	$11,407	$-0-	$13,192	$7,339	$187,262
	2007	$150,800	—	—	$31,193	$34,624	$12,171	$7,343	$236,131

	2009	$155,324	—	—	$2,840	$-0-	$24,783	$6,213	$189,160
Douglas E. Tow	2008	$155,324	—	—	$11,407	$-0-	$24,969	$7,598	$199,298
	2007	$150,800	—	—	$31,193	$34,624	$22,036	$7,343	$245,996

	2009	$128,544	—	—	$2,840	$-0-	$7,610	$4,499	$143,493
Kevin B. Bender	2008	$128,544	—	—	$11,407	$-0-	$6,795	$6,288	$153,034
	2007	$124,800	—	—	$31,193	$28,654	$6,049	$6,077	$196,773

	2009	$139,256	—	—	$2,636	$-0-	$33,272	$6,435	$181,599
Raymond F. Byrne	2008	$139,256	—	—	$10,587	$-0-	$31,708	$7,586	$189,137
	2007	$135,200	—	—	$28,955	$23,281	$24,446	$7,829	$219,711

(1)	Includes amounts deferred at the discretion of the Executive pursuant to the American River Bankshares 401(k) Plan and the American River Bankshares Deferred Compensation Plan, as applicable.
(2)
The amount reported in this column represents the grant date fair value of stock options granted during the years shown. Options awarded on February 18, 2009 were valued at $0.69/share in accordance with ASC Topic 718. Please refer to footnote 2 to our audited financial statements for a discussion of the assumptions related to the calculation of such value.

(3)	Incentive compensation is listed in the year earned, although actually paid in following year.
(4)
The amounts in this column represent the increase in the actuarial net present value of all future retirement benefits under the individual’s salary continuation plan and the above-market or preferential earnings on any nonqualified compensation. The above-market rate is determined by using the amount above 120% of the federal long-term rate. For 2009, the interest rate paid was 5.55% and the market rate was determined to be 4.56%. The individuals may not be entitled to the benefit amounts included as the salary continuation plan is not fully vested (see description of the salary continuation plans on page 31) and the deferred compensation plan is not funded.

(5)	Amounts include 401(k) matching contributions and the use of a Company-owned vehicle.

GRANTS OF PLAN-BASED AWARDS

     The following table summarizes the stock options that were granted pursuant to the Company’s 2000 Stock Option Plan (the “2000 Stock Option Plan”) to the Company’s executive officers named in the Summary Compensation Table in the fiscal year ended December 31, 2009. Shareholders approved the 2000 Stock Option Plan on September 21, 2000. All of the grants were made on February 18, 2009 based on achievement of 2009 corporate and personal performance objectives. All options vest ratably over a five-year period commencing one year after the grant date. Options may become exercisable in full in the event of a change of control as defined in the 2000 Stock Option Plan. The Company does not have any other equity based plans.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name (3)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David T. Taber	2/18/2009	—	—	—	—	—	—	—	8,204	$8.50	$5,944

Mitchell A. Derenzo	2/18/2009	—	—	—	—	—	—	—	3,920	$8.50	$2,840

Douglas E. Tow	2/18/2009	—	—	—	—	—	—	—	3,920	$8.50	$2,840

Kevin B. Bender	2/18/2009	—	—	—	—	—	—	—	3,920	$8.50	$2,840

Raymond F. Byrne	2/18/2009	—	—	—	—	—	—	—	3,638	$8.50	$2,636

(1)	It is the Company’s policy that the exercise price for each stock option is the market value of the company’s common stock as of the close of the market on the date of grant.
(2)
The Black-Scholes option-pricing model was used to estimate the grant date fair value of the options in this column. Use of this model should not be construed as an endorsement of its accuracy. All stock option pricing models require predictions about the future movement of the stock price. The assumptions used to develop the grant date valuations were: risk-free rate of return of 2.18%, dividend rate of 6.74%, volatility rate of 24.6%, quarterly reinvestment of dividends and an average term of 7 years. The real value of the options in this table will depend on the actual performance of the Company’s common stock during the applicable period and the fair market value of the Company’s common stock on the date the options are exercised.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the outstanding stock options under the Company’s 2000 Stock Option Plan held at the end of fiscal year 2009 by the executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)
David T. Taber	8,613	(1)	-	(1)	—	$11.67	3/19/2013	—	—	—	—
	8,613	(2)	-	(2)	—	$16.79	4/21/2014	—	—	—	—
	6,890	(3)	1,723	(3)	—	$18.23	9/21/2015	—	—	—	—
	5,167	(4)	3,444	(4)	—	$24.02	3/15/2016	—	—	—	—
	3,445	(5)	5,168	(5)	—	$23.40	2/21/2017	—	—	—	—
	1,723	(6)	6,891	(6)	—	$16.19	2/20/2018	—	—	—	—
	-	(7)	8,614	(7)	—	$8.50	2/18/2019	—	—	—	—

Mitchell A. Derenzo	4,114	(1)	-	(1)	—	$11.67	3/19/2013	—	—	—	—
	4,114	(2)	-	(2)	—	$16.79	4/21/2014	—	—	—	—
	3,291	(3)	823	(3)	—	$18.23	9/21/2015	—	—	—	—
	2,468	(4)	1,646	(4)	—	$24.02	3/15/2016	—	—	—	—
	1,646	(5)	2,469	(5)	—	$23.40	2/21/2017	—	—	—	—
	823	(6)	3,293	(6)	—	$16.19	2/20/2018	—	—	—	—
	-	(7)	4,116	(7)	—	$8.50	2/18/2019	—	—	—	—

Douglas E. Tow	4,114	(1)	-	(1)	—	$11.67	3/19/2013	—	—	—	—
	4,114	(2)	-	(2)		$16.79	4/21/2014	—	—	—	—
	3,291	(3)	823	(3)	—	$18.23	9/21/2015	—	—	—	—
	2,468	(4)	1,646	(4)	—	$24.02	3/15/2016	—	—	—	—
	1,646	(5)	2,469	(5)	—	$23.40	2/21/2017	—	—	—	—
	823	(6)	3,293	(6)	—	$16.19	2/20/2018	—	—	—	—
	-	(7)	4,116	(7)	—	$8.50	2/18/2019	—	—	—	—

Kevin B. Bender	3,347	(1)	-	(1)	—	$11.67	3/19/2013	—	—	—	—
	3,827	(2)	-	(2)		$16.79	4/21/2014	—	—	—	—
	3,291	(3)	823	(3)	—	$18.23	9/21/2015	—	—	—	—
	2,468	(4)	1,646	(4)	—	$24.02	3/15/2016	—	—	—	—
	1,646	(5)	2,469	(5)	—	$23.40	2/21/2017	—	—	—	—
	823	(6)	3,293	(6)	—	$16.19	2/20/2018	—	—	—	—
	-	(7)	4,116	(7)	—	$8.50	2/18/2019	—	—	—	—

Raymond F. Byrne	238	(1)	-	(1)	—	$11.67	3/19/2013	—	—	—	—
	3,827	(2)	-	(2)		$16.79	4/21/2014	—	—	—	—
	3,062	(3)	765	(3)	—	$18.23	9/21/2015	—	—	—	—
	2,296	(4)	1,528	(4)	—	$24.02	3/15/2016	—	—	—	—
	1,528	(5)	2,292	(5)	—	$23.40	2/21/2017	—	—	—	—
	764	(6)	3,056	(6)	—	$16.19	2/20/2018	—	—	—	—
	-	(7)	3,820	(7)	—	$8.50	2/18/2019	—	—	—	—

(1)	These stock options vest at a rate of 20% per year; 100% were vested as of March 19, 2008.
(2)	These stock options vest at a rate of 20% per year; 100% were vested as of April 21, 2009.
(3)	These stock options vest at a rate of 20% per year; 80% were vested as of September 21, 2009 with the remaining vesting to occur on September 21, 2010.
(4)	These stock options vest at a rate of 20% per year; 60% were vested as of March 15, 2009 with the remaining vesting to occur on March 15, 2010 and 2011.
(5)	These stock options vest at a rate of 20% per year; 40% were vested as of February 21, 2009 with the remaining vesting to occur on February 21, 2010, 2011 and 2012.
(6)	These stock options vest at a rate of 20% per year; 20% were vested as of February 20, 2009 with the remaining vesting to occur on February 20, 2010, 2011, 2012 and 2013.
(7)	These stock options vest at a rate of 20% per year; with vesting dates of February 18, 2010, 2011, 2012, 2013 and 2014.

OPTION EXERCISES AND STOCK VESTED

     The following table summarizes information with respect to stock option awards exercised during fiscal year 2009 for each of the executive officers named in the Summary Compensation Table.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David T. Taber	—	—	—	—
Mitchell A. Derenzo	—	—	—	—
Douglas E. Tow	—	—	—	—
Kevin B. Bender	—	—	—	—
Raymond F. Byrne	—	—	—	—

PENSION BENEFITS

     The following table summarizes information with respect to each plan that provides for payments or other benefits at, following, or in connection with the retirement of any of the executive officers named in the Summary Compensation Table.

Pension Benefits Table

Name	Plan Name (1)	Number of Years Credited Service (#) (2)	Present Value of Accumulated Benefit ($) (3)	Payments During Last Fiscal Year ($)
David T. Taber	Salary Continuation Plan	5.4	$165,722	—
Mitchell A. Derenzo	Salary Continuation Plan	5.4	$45,487	—
Douglas E. Tow	Salary Continuation Plan	5.4	$104,106	—
Kevin B. Bender	Salary Continuation Plan	3.0	$20,454	—
Raymond F. Byrne	Salary Continuation Plan	3.0	$89,426	—

(1)	The salary continuation plans are more fully described on Page 31 of this proxy statement.
(2)	Years of credited service represents the number of years the executive officer has participated in the pension benefit plan. Normal retirement age is 65.
(3)	Includes amounts which the executive officer may not be currently entitled to receive because the salary continuation plans are only partially vested.

NONQUALIFIED DEFERRED COMPENSATION

     The Deferred Compensation Plan was established for the purpose of providing the executive officers and selected senior managers, an opportunity to defer compensation. Participants may elect to defer annually, a minimum of $5,000 or a maximum of eighty percent of their base salary and all of their annual cash incentives.

     The following table summarizes information for the fiscal year 2009 with respect to participation in the Deferred Compensation Plan, (the Company’s only nonqualified deferred compensation plan) of the executive officers named in the Summary Compensation Table.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($) (3)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (1) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (2) (3)
David T. Taber	$12,000	—	$73,516	—	$1,371,018
Mitchell A. Derenzo	$18,000	—	$10,945	—	$212,545
Douglas E. Tow	—	—	$12,742	—	$236,542
Kevin B. Bender	—	—	—	—	—
Raymond F. Byrne	—	—	—	—	—

(1)	Earnings credited to the accounts are based upon the terms of the Deferred Compensation Plan, which is equal to the five-year U.S. Treasury Note plus 4.0%. The rate credited for 2009 was 5.55%
(2)	The Deferred Compensation Plan is an unfunded plan. For more information on the Deferred Compensation Plan, please see page 31.
(3)
Amounts included in the contributions and earnings columns and the aggregate balance at last fiscal year end are reported as compensation to the executive in the Summary Compensation Table for the years indicated.

EQUITY COMPENSATION PLAN INFORMATION

      The chart below summarizes information under which shares of the Company’s common stock are authorized for the issuance through the 2000 Stock Option Plan as of December 31, 2009. The 2000 Stock Option Plan was approved by the Company’s shareholders. The Company has no other equity compensation plan and there are no warrants or other rights outstanding that would result in the issuance of shares of the Company’s common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	381,021	(1)	$17.20	216,783	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	381,021		$17.20	216,783

(1)	Shares reserved but unissued shall remain available for grant during any subsequent calendar year. Awards that expire or are cancelled, forfeited or terminated before being exercised shall again become available for future awards under the Plan.
(2)	Represents shares that were eligible for grant as of December 31, 2009. The 2000 Stock Option Plan will terminate by its terms on April 25, 2010, after which the grant of options under this Plan will terminate.

TRANSACTIONS WITH RELATED PERSONS

     The Company has a policy that it does not enter into any transactions covered under Item 404 of Regulation S-K with the exception of loans made by the Company’s subsidiary, American River Bank, (see “Indebtedness of Management” immediately following this section) and a lease transaction that was entered into in 1985, and subsequently renewed, with Bradshaw Plaza, Associates, Inc., a California corporation doing business as Bradshaw Plaza, which is owned in part by Charles D. Fite, a director of the Company, in addition to ownership by other family members. American River Bank leases the premises at 9750 Business Park Drive, Sacramento, California and uses the premises for one of its branch locations. The lease term is 10 years and expires on November 30, 2016, subject to extension for one five-year option term. The premises consist of 3,711 square feet on the ground floor. The current monthly rent is $7,422. The approximate aggregate rental payments for the period from January 1, 2010 through the lease term expiring on November 30, 2016 will be $655,363. The Board of Directors has evaluated this transaction and the lease relationship and has determined that is does not impair the independence of Mr. Fite, as defined under applicable NASDAQ listing rules. The Board of Directors also determined that they would not expand the existing lease relationship nor would they enter into any new leases for any location other than the current location with Mr. Fite or any of his related companies.

     Other than the lease transaction with Director Fite, there have been no transactions, or series of similar transactions, during 2009, or any currently proposed transaction, or series of similar transactions, to which American River Bankshares or American River Bank was or is to be a party, in which the amount involved exceeded or will exceed $120,000 and in which any director, director-nominee or executive officer of American River Bankshares or American River Bank, any shareholder owning of record or beneficially 5% or more of American River Bankshares common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

Indebtedness of Management

     American River Bankshares, through American River Bank, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of American River Bankshares’ directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with unrelated persons. Management believes that in 2009 such transactions comprising loans did not involve more than the normal risk of collectability or present other unfavorable features. Loans to executive officers of American River Bankshares and American River Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and the regulations of the Federal Deposit Insurance Corporation.

PROPOSAL NO. 3

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The independent registered public firm of Perry-Smith LLP (“Perry-Smith”) served the Company as its independent registered public accountants and auditors for the 2008 and 2009 fiscal year at the direction of the Audit Committee and the Board of Directors of the Company. Perry-Smith has no interests, financial or otherwise, in the Company. The services rendered by Perry-Smith during the 2008 and 2009 fiscal years were audit services, consultation in connection with various accounting matters, and preparation of the Company’s income tax returns.

The table below summarizes the services rendered to the Company by Perry-Smith during and for the 2009 and 2008 fiscal years.

	2009	2008
Audit Fees (1)	$181,805	$175,100
Audit-Related Fees (2)	$13,000	$12,250
Tax Fees (3)	$19,500	$20,430
All Other Fees (4)	$37,800	—
Total Accounting Fees	$252,105	$207,780

(1)
Audit fees consisted of services rendered by Perry-Smith for the audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K and for reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for fiscal years 2009 and 2008.

(2)	Audit-related fees represent fees for professional services in connection with the audit of the Company’s 401(k) plan.

(4)	Tax fees consisted principally of services rendered by Perry-Smith for assistance relating to tax compliance and reporting for fiscal years 2009 and 2008.

(5)
All other fees consist primarily of professional services related to consultation for the for the Company’s SEC filing on Form S-1 of securities sold in a public offering during 2009 and regulatory support.

     The Audit Committee approved each professional service rendered by Perry-Smith during the 2009 and 2008 fiscal years and considered whether the provision of such services is compatible with Perry-Smith maintaining its independence. The approval of such professional services included pre-approval of all audit and permissible non-audit services provided by Perry-Smith. These services included audit, tax and other services described above. The Audit Committee Charter attached as ANNEX C includes a policy of pre-approval of all services provided by the Company’s independent registered public accountants. The Audit Committee approved one hundred percent (100%) of all such professional services provided by Perry-Smith during the 2009 and 2008 fiscal years. It is anticipated that one or more representatives of Perry-Smith will be present at the Meeting and will be able to make a statement if they so desire and answer appropriate questions.

      The ratification of the selection of Perry-Smith as the Company’s independent registered public accountants requires approval of a majority of the total number of shares voting at the Meeting. In the event such selection is not ratified, the adverse vote will be deemed to be an indication to the Board of Directors that it should consider selecting other independent registered public accountants for 2010. Because of the difficulty and expense of making any substitution of accounting firms after the beginning of the current year, it is the intention of the Board of Directors that the selection of Perry-Smith for the year 2010 will remain in effect; however, the Board of Directors also retains the power to select another independent registered public accounting firm to replace the accountants ratified by the shareholders in the event the Board of Directors determines that the interests of the Company and its shareholders require such a change.

Recommendation of Management

     The Board of Directors has selected Perry-Smith LLP to serve as the Company’s independent registered public accounting firm for the year 2010 and recommends that shareholders vote “FOR” the ratification of the selection of Perry-Smith LLP.

AUDIT COMMITTEE REPORT

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

     The Audit Committee consists of the following members of the Company’s Board of Directors: Amador A. Bustos, Dorene C. Dominguez, Robert J. Fox (Audit Committee Financial Expert), Roger J. Taylor, D.D.S., and William A. Robotham (Chairman). Each such member of the Audit Committee is “independent” as defined under applicable NASDAQ listing rules.

        The Audit Committee operates under a written charter adopted by the Board of Directors, which among other matters, delineates the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include responsibility for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accountants engaged (including resolution of disagreements between management and the independent registered public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Company’s independent registered public accountants report directly to the Audit Committee. The written Audit Committee charter adopted by the Board of Directors is attached to this proxy statement as ANNEX C.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2009 with management and Perry-Smith LLP, the Company’s independent registered public accountants. The Audit Committee has also discussed with Perry-Smith LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards) as may be modified or supplemented. The Audit Committee has also received the written disclosures and the letter from Perry-Smith LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountants’ communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Perry-Smith LLP with that firm.

     Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Amador S. Bustos	Robert J. Fox	Dorene C. Dominguez

Roger J. Taylor, D.D.S.	William A. Robotham

ANNUAL REPORT

     The Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 2009 is being made available to shareholders simultaneously with this proxy statement.

ANNUAL DISCLOSURE STATEMENT

     American River Bank has prepared an Annual Disclosure Statement as required by FDIC regulations, a copy of which may be obtained upon written request to Stephen H. Waks, Secretary, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

FORM 10-K

     A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO STEPHEN H. WAKS, SECRETARY, AMERICAN RIVER BANKSHARES, 3100 ZINFANDEL DRIVE, SUITE 450, RANCHO CORDOVA, CA 95670.

WEBSITE

     Information regarding the Company may be obtained from the Company’s website at www.amrb.com. Copies of the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and Section 16 reports by Company insiders, including exhibits and amendments thereto, are available free of charge on the Company’s website as soon as they are published by the Securities and Exchange Commission through a link to the reporting system maintained by the Securities and Exchange Commission. To access Company filings, select the “SEC Filings” menu item on the Company website, then select either “SEC Filings” to view or download copies of reports including Form 10-K, 10-Q or 8-K, or “Section 16 Reports” to view or download reports on Forms 3, 4 or 5 of insider transactions in Company securities.

SHAREHOLDERS’ PROPOSALS

     Next year’s Annual Meeting of Shareholders will be held on May 19, 2011. The deadline for shareholders to submit proposals for inclusion in the proxy statement and form of proxy for the 2011 Annual Meeting of Shareholders is December 11, 2010. Management of the Company will have discretionary authority to vote proxies obtained by it in connection with any shareholder proposal not submitted on or before the December 11, 2010 deadline. All proposals should be submitted by Certified Mail - Return Receipt Requested, to Stephen H. Waks, Secretary, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

OTHER MATTERS

     The Board of Directors knows of no other matters, which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the discretion of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.

Dated: April 9, 2010	AMERICAN RIVER BANKSHARES

By:
Stephen H. Waks
Corporate Secretary

ANNEX A

AMERICAN RIVER BANKSHARES

BOARD OF DIRECTORS

NOMINATING COMMITTEE CHARTER

I.	Membership

The Board of Directors of American River Bankshares (the “Company”), upon recommendation of the Chair of the Company, shall appoint a Nominating Committee of at least three (3) members and shall designate one member as chairperson. The members of the Nominating Committee shall serve at the discretion of the Board of Directors. The members of the Nominating Committee must be independent directors and their independence shall be determined in accordance with applicable rules of the Securities and Exchange Commission and the NASDAQ Marketplace rules.

II.	Purpose

The purpose of the Nominating Committee is to assist the Board of Directors by (a) establishing criteria for candidates and identifying, evaluating and recommending candidates, including candidates proposed by shareholders, for election to the Board of Directors, and (b) periodically reviewing and making recommendations on the composition of the Board of Directors.

III.	Nomination Process

1.
Candidates shall be evaluated based on the criteria established by the Nominating Committee which may include (a) satisfactory results of any background investigation, (b) experience and expertise, (c) financial resources, (d) time availability, (e) community involvement, and (f) such other criteria as the Nominating Committee may determine to be relevant. Candidates selected for consideration as nominees must meet with the Nominating Committee and thereafter with the Board of Directors.

2.
Any candidate nominated for election to the Board of Directors must (a) be recommended to the Board of Directors by the unanimous vote of approval of the members of the Nominating Committee and (b) receive a majority of votes in favor of nomination from independent members of the Board of Directors. Directors who are not independent shall not vote, but may be present.

3.
Each candidate recommended by the Nominating Committee shall be required to complete one or more questionnaires and provide such additional information as the Nominating Committee shall deem necessary or appropriate. Such information shall include a personal financial statement and a background investigation using an outside firm which shall, among other matters, (a) verify the accuracy of information provided by the candidate including that the name and social security number is consistent with other information provided, (b) conduct a review of criminal history records, and (c) verify addresses associated with the applicant and identification of persons with whom the applicant has shared addresses.

4.
The Nominating Committee considers diversity in identifying director nominees including differences of viewpoint, professional experience, education and skill that contributes to Board heterogeneity in addition to considerations of race, gender and national origin. The effectiveness of the full Board is measured through each director’s participation and contribution in freely open, give and take discussions that enables the entire Board to function well as a unit.

A-1

5.
Each existing member of the Board of Directors whose term is ending must be reviewed for recommendation for re-election by the Nominating Committee. This review will include review of attendance, participation, continuing education, investment in shares, business development and community involvement. In lieu of the information required to be provided by new candidates for election to the Board of Directors described above in paragraph 3, the Nominating Committee may rely upon the information contained in the most recent annual Directors and Officers Questionnaire completed by the existing member of the Board of Directors, subject to such updated information as the Nominating Committee may deem appropriate.

	6.	Nominations for existing members of the Board of Directors must receive a majority of votes in favor of nomination from the other independent directors.

IV.	Frequency of Meetings

The Nominating Committee shall meet at such times as it may deem appropriate, but not less frequently than annually.

V.	Conflicts

Any conflicts between the provisions of this Charter and the provisions of the Company’s bylaws shall be resolved in favor of the bylaw provisions and nothing contained herein shall be construed as an amendment of the Company’s bylaws.

A-2

ANNEX B

AMERICAN RIVER BANKSHARES
COMPENSATION COMMITTEE CHARTER

1.           Membership. The Board of Directors of American River Bankshares (the “Company”), upon recommendation of the Chair of the Company, shall appoint a Compensation Committee of at least three (3) members, consisting entirely of independent directors, and shall designate one member as chairperson. The members of the Compensation Committee shall serve at the discretion of the Board of Directors. For purposes hereof, an “independent” director is a director who qualifies as independent under the definition of “independence” contained in applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002 and the NASDAQ listing rules.

2.           Purposes, Duties and Responsibilities. The purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation of the Company’s executive officers (the “Executives”) and directors, and in the case of stock options, this would include other key employees. It is also its responsibility to review and approve the annual report on compensation for inclusion in the Company’s proxy statement for the annual meeting of shareholders under the caption, “Compensation Committee Report.” The duties and responsibilities of the Compensation Committee are to:

A.
Provide oversight to the Company’s overall compensation incentives, strategies and objectives pursuant to the goals and targets set by the Company including, but not limited to, assessment of the risks, if any, to the Company from such compensation incentives, strategies and objectives and whether any risks are presented thereby which are reasonably likely to have a material adverse effect on the Company. If the Compensation Committee determines that any risks are presented which are reasonably likely to have a material adverse effect, then the Compensation Committee will recommend to the Board of Directors alternative compensation incentives, strategies and objectives intended to mitigate such risks.

B.
Review and recommend to the Board of Directors, changes to the structure and design of the compensation elements for the Executives including: annual base salary, annual cash incentives, long-term equity incentives, retirement plans (401(k), deferred compensation, and salary continuation plans), and change in control benefits and severance.

C.
Review and recommend to the Board of Directors, changes in the structure and design of the compensation elements for the Board of Directors of the Company and subsidiary(ies) and any committees thereof, including cash (meeting fees, retainers), long-term equity incentive plans and the Director Emeritus Program.

D.	Review and recommend to the Board of Directors, the appropriate peer group to be used in benchmarking executive and board compensation.

E.
Recommend annually to the Board of Directors, the compensation of the Chief Executive Officer (“CEO”), including base salary, annual cash incentive opportunity and changes to other compensation elements.

F.
Recommend annually to the Board of Directors, the compensation of other executive officers based on the recommendation of the CEO including base salary, annual cash incentive opportunity and changes to other compensation elements.

G.	Recommend to the Board of Directors the performance metrics and weights of each as required by the Company’s Executive Annual Incentive Plan.

H.	Recommend to the Board of Directors, changes to Company Board member and/or subsidiary Board member compensation.

B-1

I.	Recommend to the Board of Directors, annual equity grants to the Executives, board members and other key employees, pursuant to Board of Directors approved option granting methodology.

J.	Recommend to the Board of Directors, additions to personnel covered by the Company’s Deferred Compensation Plan.

K.	Recommend to the Board of Directors, employment and/or severance agreements for the Executives.

L.	Periodically review and recommend to the Board of Directors, changes to Executive retirement benefits, employment agreements, and change in control benefits and severance plans.

M.
Periodically review the Company succession plans relating to positions held by the Executives and make recommendations to the Board of Directors regarding the process for selecting the individuals to fill these positions.

N.	Evaluate the CEO’s performance relative to the goals and objectives of the Company and discuss evaluations of other executive officers with the CEO.

O.	Annually review and recommend changes deemed necessary to the Compensation Committee Charter.

P.
Prepare and submit an appropriate “Compensation Committee Report” pursuant to applicable regulations of the Securities and Exchange Commission for inclusion in the management proxy statement for each annual meeting of shareholders, stating, among other matters, whether (i) the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and (ii) the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in such proxy statement and the Company’s Annual Report on Form 10-K.

Q.
Perform such other duties and responsibilities as it may be required by the rules and regulations that govern the Company that are consistent with the purpose of the Compensation Committee, or as the Board of Directors may deem appropriate.

3.           Subcommittees. The Compensation Committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the Compensation Committee consisting of not less than two (2) members of the Compensation Committee.

4.           Advisors and Consultants. The Compensation Committee, subject to prior approval of the Board, will have the authority to retain, at the expense of the Company, such outside legal, accounting, consultants, and other experts and advisors, as it determines would be appropriate, to assist the Compensation Committee in the full performance of its functions. The Compensation Committee shall have full delegated authority to retain and terminate any compensation consultant used to assist the Committee in the evaluation of the directors, Chief Executive Officer or other executives, and to approve the consultant’s fees and the terms and conditions applicable to the services of the consultant.

5.           Meetings. The Compensation Committee will meet as often as may be deemed necessary or appropriate, in the judgment of its Chairperson, either in person or telephonically, and at such times and places as the Compensation Committee determines, but in no event less frequently than three times per year. A majority of the members of the Compensation Committee shall constitute a quorum for all purposes. The CEO is an invited guest to the Compensation Committee meetings and can be present at discussions regarding compensation matters relative to non-CEO executive officers or directors. The CEO cannot be present during deliberations or vote on CEO or non-CEO executive officer compensation matters.

The Compensation Committee Chairperson may also invite consultants or other members of management to attend any meeting and provide pertinent information as necessary. The Compensation Committee will report regularly to the full Board with respect to the meetings and activities of the Compensation Committee described in this Charter.

B-2

ANNEX C

AMERICAN RIVER BANKSHARES
AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee (“Committee”) is appointed by the Board of Directors to assist the Board of Directors, among other matters, in monitoring the following:

1.    The integrity of the Company’s financial statements, financial reporting processes and internal controls regarding finance, accounting, regulatory and legal compliance;

2.    The independence, qualifications and performance of the Company’s Independent Registered Public Accounting Firm (“independent public accountants”);

3.    The performance of the Company’s independent internal control auditors;

4.    Communications among the independent public accountants, management, independent internal control auditors, and the Board of Directors; and

5.    Procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

COMMITTEE MEMBERSHIP

The Committee shall be comprised of at least three directors. Each member of the Committee shall have the following attributes, subject to permissible exceptions:

1.    Independence, as defined in applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable NASDAQ listing rules, including that a member shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

2.    The ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.

At least one member of the Committee shall be an “Audit Committee Financial Expert” as defined in the rules promulgated by the Securities and Exchange Commission, or in the event that no member of the Committee qualifies as an Audit Committee Financial Expert, at least one member of the Committee shall be “financially sophisticated” as defined in applicable NASDAQ listing rules. The members of the Committee shall be appointed by the Board of Directors and serve at the pleasure of the Board of Directors.

MEETINGS

The Committee shall meet as often as it determines necessary, but not less frequently than quarterly each fiscal year. The Committee shall meet periodically with the Company’s management, independent public accountants and independent internal control auditor.

The Committee may request any officer or employee of the Company, or the Company’s counsel, or independent public accountants, or independent internal control auditors, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment of the independent public accountants (subject, if applicable, to shareholder ratification) and for the retention, compensation and oversight of the work of the independent public accountants (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent public accountant shall report directly to the Committee.

The Committee shall pre-approve all audit services and permissible non-audit services to be performed for the Company by the independent public accountants, subject to any permitted exceptions for pre-approval of non-audit services pursuant to rules and regulations of the Securities and Exchange Commission and/or NASDAQ.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent public accountants for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and to any other advisors employed by the Committee.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

The Committee shall make regular reports to the Board of Directors. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

The Committee, to the extent required by applicable rules or regulations of the Securities and Exchange Commission and/or NASDAQ, or as the Committee deems necessary or appropriate, shall perform the following:

1.    Financial Statement and Disclosure Matters

(a)    Review with management and the independent public accountants the annual audited financial statements, including disclosures made in the Company’s Annual Report on Form 10-K.

(b)   Review with management, the independent public accountants, the independent internal control auditors and Company counsel any certification provided by management related to the Company’s financial statements. Review with management, the independent public accountants, and the independent internal control auditors management’s assertion regarding the design effectiveness and operation efficiency of the Company’s internal controls over financial reporting and compliance with the applicable laws and regulations.

(c)   Review with management and the independent public accountants significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any material issues as to the adequacy of the Company’s internal controls and any actions taken or adopted in light of material control deficiencies.

(d)   Review a report by the independent public accountants concerning (i) all critical accounting policies and practices to be used; (ii) alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and (iii) any other material written communications between the independent public accountants and the Company’s management.

(e)   Review with management and the independent public accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

(f)    Review with management the Company’s major financial risk exposures and the actions management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

(g)   Review with the independent public accountants (i) the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as modified or supplemented; (ii) the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the independence of the independent public accountants related thereto; and (iii) matters relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

(h)   Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

2.    Independent Public Accountant Oversight

(a)   Review the length of time the lead and concurring partner of the independent public accountants team has been engaged to audit the Company.

(b)   On an annual basis, the Committee shall review and discuss with the independent public accountants (i) all relationships they have with the Company that could impair the independent public accountant’s independence, (ii) the independent public accountant’s internal quality control procedures, and (iii) any material issues raised by the most recent internal quality control review or peer review of the independent public accountant’s firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent public accountant’s firm, and the steps taken to deal with those issues.

(c)   Ensure the rotation of the lead audit partner of the independent public accountants having primary responsibility for the Company’s audit and the audit partner responsible for reviewing the audit to the extent required by applicable law or regulation.

(d)   Prohibit, to the extent required by applicable law or regulation, the hiring of any employee of the independent public accountants who was engaged on the Company’s account and who would be employed by the Company in a financial reporting oversight role.

(e)   Meet with the independent public accountants prior to the Company’s audit to discuss the planning and staffing of the audit.

3.    Internal Audit Oversight

(a)     Approve the appointment and replacement of the independent firm of independent internal control auditors; including the independence and authority of the auditors’ reporting obligations.

(b)   Review significant reports to management prepared by the auditors and management’s responses.

(c)   Review with the auditors and management the auditors’ responsibilities, budget and staffing and any recommended changes in the planned scope of the independent internal control audit.

(d)   Review the audit scope and audit staffing plan and discuss the completeness of coverage and effective use of audit resources with both the auditors and the independent public accountants.

(e)   Review with the auditors a progress report on the internal audit plan and any significant changes with explanations for any changes from the original plan.

(f)    Receive confirmation from both the auditors and the independent public accountants that no limitations have been placed on the scope or nature of their audit process or procedures.

4.    Compliance and Internal Control Oversight

(a)   Review reports and disclosures of insider and affiliated party transactions.

(b)   Review with management and the independent public accountants any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s internal controls, financial statements or accounting policies.

(c)   Review legal matters that may have a material impact on the financial statements or the Company’s compliance policies with the Company’s counsel.

(d)   Review the adequacy and effectiveness of the Company’s internal controls and security matters with management, the independent internal control auditors and the independent public accountants.

ANNEX D

AMERICAN RIVER BANKSHARES
2010 EQUITY INCENTIVE PLAN

THIS EQUITY INCENTIVE PLAN (“Plan”) is adopted by the Board of Directors of American River Bankshares (the “Company”) on March 17, 2010 for the purposes set forth hereinafter.

ARTICLE I
PURPOSE AND EFFECTIVE DATE

1.1 Purpose. The purpose of the Plan is to provide financial incentives for selected Employees and for the non-employee Directors of the Company for the purpose of promoting the long-term growth and financial success of the Company by (a) attracting and retaining Employees, and Directors of outstanding ability, (b) strengthening the Company’s capability to develop, maintain, and direct a competent management team, (c) providing an effective means for selected Employees and non-employee Directors to acquire and maintain ownership of Company Stock, (d) motivating Employees to achieve long-range Performance Goals and objectives, and (e) providing competitive incentive compensation opportunities that are competitive with other companies within the banking industry.

1.2 Effective Date and Termination of Plan. The Plan will be effective as of the date of adoption by the Board, subject to the approval by Shareholders within twelve (12) months thereof. Unless earlier terminated by the Board pursuant to Section 13.3, the Plan shall terminate on the tenth (10th) anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.

ARTICLE II
DEFINITIONS

The following words and phrases used in the Plan shall have the following meanings:

Award means, individually or collectively, any Option, SAR, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock or Performance Unit Award.

Award Agreement or Award Statement means a written agreement or statement confirming an Award to a Participant under the Plan.

Board means the Board of Directors of the Company.

Company means the Company and all of its Subsidiaries on and after the Effective Date.

Company Stock means common stock of the Company.

Cause with respect to a Participant (except for purposes of Article XII), means (a) the definition of Cause as set forth in any individual employment agreement applicable to such Participant, or (b) in the case of a Participant who does not have an individual employment agreement that defines Cause, then Cause means the termination of a Participant’s employment by reason of his or her (i) commission of an act of embezzlement, misappropriation of funds, fraud, dishonesty, breach of fiduciary duty to the Company, or deliberately disregarding the rules of the Company which resulted in loss, damage or injury to the Company, (ii) unauthorized disclosure of any of the trade secrets or confidential information of the Company, (iii) inducing any client or customer of the Company to break any contract with the Company, (iv) inducing any principal for whom the Company acts as agent to terminate such agency relations, (v) engaging in any conduct which constitutes unfair competition with the Company, (vi) engaging in gross misconduct that is injurious to the Company, monetarily or otherwise, (vii) willful misrepresentation to the directors or officers of the Company, (viii) gross negligence in the performance of the Participant’s duties having an adverse effect on the business, operations, assets, properties or financial condition of the Company, (ix) conviction of a crime involving moral turpitude, or (x) removal from any office of the Company by any federal or state banking regulatory agency. Cause with respect to a Director shall mean his or her removal by any federal or state banking regulatory agency or removal under Sections 302 or 304 of the California Corporations Code. The determination of whether a Participant was terminated for Cause shall be made by the Company in its sole discretion.

Code means the Internal Revenue Code of 1986, as amended.

Committee means the Compensation Committee of the Board or a subcommittee thereof.

Deferred Account means an account established for a Participant under Section 10.1 and 10.2.

Deferred Compensation Plan means the Company Deferred Compensation Plan.

Director means a member of the Board of Directors of the Company.

Disability means a medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months or result in death and which (i) renders the Participant unable to engage in any substantial gainful activity, or (ii) results in the Participant receiving income replacement benefits for a period of not less than three (3) months under any policy of long-term disability insurance maintained by the Company. Disability shall be interpreted in a manner consistent with Section 409A of the Code and shall be determined by the Committee in its sole discretion, after consideration of such evidence as it may require, including a report or reports of such physician or physicians as the Committee may designate.

Effective Date means, subject to Shareholder approval, the date on which the Plan is adopted by the Board, as provided in Section 1.2.

Employee means an employee of the Company.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Fair Market Value means the fair market value of a share of Company Stock on a particular date determined as an amount equal to the closing price per share of Company Stock on the NASDAQ Global Select Market or other NASDAQ market and any successor thereto (or on any national securities exchange) on that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported. If shares of Company Stock are no longer traded on the NASDAQ Global Select Market or other NASDAQ market and any successor thereto (or on any national securities exchange), but are traded over-the-counter (including on the Over-the-Counter Bulletin Board), then the Fair Market Value shall be the mean between the last reported bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which such Company Stock is quoted or, if Company Stock is not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, or through any successor system. If there are no reported bid or asked prices for the Company Stock on the date of determination, then the Fair Market Value shall be the mean between the last reported bid and asked prices on the last preceding date for which such bid and asked prices exist. If, on the particular date, the Company Stock is neither listed nor admitted to trading on the NASDAQ Global Select Market or other NASDAQ market and any successor thereto, any national securities exchange, or over-the-counter, then the Fair Market Value shall be determined by the Committee in good faith on such basis and taking into account such factors as the Committee shall deem appropriate. Notwithstanding the foregoing, the definition of “Fair Market Value” shall be determined in a manner consistent with Section 409A, as necessary to avoid violation of or the application of Section 409A to any Award made under the Plan.

Fiscal Year means the calendar year of the Company ending on December 31.

Incentive Stock Option means an option within the meaning of Section 422 of the Code.

Nonqualified Stock Option means an option awarded under the Plan other than an Incentive Stock Option.

Option means either a Nonqualified Stock Option or an Incentive Stock Option to purchase Company Stock.

Option Price means the price at which Company Stock may be purchased under an Option as provided in Section 5.4, or in the case of a SAR awarded under Section 5.7, the Fair Market Value of Company Stock on the date the SAR is awarded.

Participant means an Employee or a non-employee Director of the Company or Subsidiary to whom an Award has been made under the Plan or a Transferee.

Performance Goals means goals approved by the Committee pursuant to Section 4.5.

Performance Period means a period of time over which performance is measured.

Performance Unit means the unit of measure determined under Article IX by which is expressed the value of a Performance Unit Award.

Performance Unit Award means an Award under Article IX.

Personal Representative means the person or persons who, upon the death, disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or SAR or the right to any Restricted Stock Award or Performance Unit Award theretofore awarded or made to such Participant.

Plan means this Company 2010 Omnibus Equity Plan, as amended from time to time.

Restricted Performance Stock means Company Stock subject to Performance Goals.

Restricted Stock means Company Stock subject to the terms and conditions provided in Article VI and including Restricted Performance Stock.

Restricted Stock Award means an Award under Article VI.

Restriction Period means a period of time determined under Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in Section 6.3.

SAR means a stock appreciation right awarded under Section 5.7.

Section 162(m) means Section 162(m) of the Code and the regulations and guidance of general applicability issued thereunder.

Section 409A means Section 409A of the Code and the regulations and guidance of general applicability issued thereunder.

Shareholders mean the Shareholders of the Company.

Subsidiaries or Subsidiary means one or more corporations or other entities the majority of the voting stock of which is owned directly or indirectly by the Company.

Transferee means a person to whom a Participant has transferred his or her rights to an Award under the Plan in accordance with Section 13.1 and procedures and guidelines adopted by the Company.

ARTICLE III
ADMINISTRATION

3.1 Committee to Administer. The Plan shall be administered by the Committee in accordance with its charter approved and adopted by the Board and as amended from time to time.

3.2 Powers to Administer and Indemnification.

(a) The Committee shall have the power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration; provided, however, that at any time and on any one or more occasions the Board itself may exercise any of the powers and responsibilities delegated to the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities under the Plan. Decisions of the Committee and, as applicable the Board, shall be final, conclusive and binding on all parties with respect to the interpretation of the Plan and any Award made under it.

         (b) Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine, among other matters (i) those Participants who shall receive an Award, (ii) the time or times when such Award shall be made, (iii) the vesting schedule, if any, for the Award, (iv) the type of Award made, (v) the number of shares to be subject to any Option and Restricted Stock Award, and (vi) the value of each Performance Unit.

(c) The Committee shall determine and set forth in an Award Agreement or Award Statement the terms of each Award, including such terms, restrictions, and provisions as shall be necessary to cause certain Options to qualify as Incentive Stock Options. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement or Award Statement, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan. The Committee may, in its discretion, accelerate (i) the date on which any Option or SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a Performance Period under a Performance Unit Award, if the Committee determines that to do so will be in the best interests of the Company and the Participants in the Plan.

(d) Rule 16b-3 Committee. Any Awards to Participants who are subject to Section 16 of the Exchange Act shall be awarded by the Committee provided that all members of the Committee are “non-employee directors” as defined in Rule 16b-3 under the Exchange Act, or such Awards shall be made by a committee of two or more members of the Board who qualify as “non-employee directors” under Rule 16b-3, and all such Awards shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(e) Section 162(m) Committee. Any Awards that are intended by the Board to be “qualified performance-based compensation” under Section 162(m) shall be awarded by the Committee provided that all members of the Committee are “outside directors” as defined in Section 162(m), or such Awards shall be made by a committee of two or more members of the Board who qualify as “outside directors” under Section 162(m), and all such Awards shall be structured to satisfy the requirements for exemption under Section 162(m).

(f) Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company, to the fullest extent permitted by law, against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement or Award Statement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, by indemnification contract, insurance coverages maintained by the Company, as a matter of law, or otherwise, or under any power that the Company may have under applicable California or federal law to indemnify them or hold them harmless.

ARTICLE IV
AWARDS

4.1 Awards. Awards under the Plan shall consist of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock and Performance Units. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one Award Agreement or Award Statement. Any combination of Awards may be awarded at one time and on more than one occasion to the same Employee. Awards of Performance Units and Restricted Performance Stock shall be earned solely upon attainment of Performance Goals and the Committee shall have no discretion to increase such Awards. All Awards shall be awarded in such manner, and subject to such terms and conditions, as is necessary to avoid the application of Section 409A.

4.2 Eligibility for Awards. An Award may be made to any Employee selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Employee, his or her present and potential contributions to the success of the Company, the value of his or her services to the Company, and such other factors deemed relevant by the Committee. Non-employee Directors are eligible to receive Awards pursuant to Article VII.

4.3 Shares Available Under the Plan.

(a) Subject to adjustment under Section 13.2, the number of shares of Company Stock that may be issued pursuant to Awards under the Plan (the “Section 4.3 Limit”) shall not exceed, in the aggregate, 1,476,829 shares.

(b) Any shares of Company Stock subject to Options and SARs under the Plan shall be counted against the Section 4.3 Limit as one share for every one share subject thereto.

(c) The Section 4.3 Limit shall be adjusted by shares of Company Stock that are (i) tendered in payment of the Option Price of Options or the exercise price of other Awards; (ii) subject to an Award which for any reason is cancelled (excluding shares subject to an Option cancelled upon the exercise of a related SAR) or forfeited or terminated without having been exercised or paid; (iii) withheld from any Award to satisfy a Participant’s tax withholding obligations or, if applicable, to pay the Option Price of an Option or the exercise price of other Awards or (iv) acquired by the Company on the open market using the cash proceeds received by the Company from the exercise of Options awarded under the Plan; provided, however, that the Section 4.3 Limit shall not be adjusted under this Section 4.3(c)(iv) in respect of any Option by the number of shares of Company Stock greater than (A) the amount of such cash proceeds, divided by (B) the Fair Market Value on the date of exercise. Anything to the contrary in this Section 4.3(c) notwithstanding, if a SAR is settled in whole or in part in shares of Company Stock, the Section 4.3 Limit shall be adjusted by the excess, if any, of the number of shares of Company Stock subject to the SAR over the number of shares of Company Stock delivered to the Participant upon exercise of the SAR.

4.4 Limitation on Awards. The maximum aggregate dollar value of Restricted Stock and Performance Units awarded to any Employee with respect to a Performance Period or Restriction Period may not exceed the amount of $1 million in compliance with Section 162(m) for each Fiscal Year included in such Performance Period or Restriction Period. The maximum number of shares for which Options may be awarded to any Participant in any one Fiscal Year shall not exceed 50,000 shares.

4.5 Performance Goals. At the beginning of a Performance Period, or as early in the Performance Period as is reasonably possible, the Company will establish in writing Performance Goals for the Company and its Employees which the Committee will approve. The goals will be comprised of specified levels of performance criteria as the Committee may deem appropriate.

The Committee may disregard or offset the effect of any special charges or gains or cumulative effect of changes in accounting in determining the attainment of Performance Goals. Awards may also be payable when Company performance, as measured by one or more of the criteria, as compared to peer companies, meets or exceeds an objective criterion established by the Committee.

4.6 Awards in Lieu of Salary or Bonus. The Committee may, in its sole discretion, and on such terms and conditions as the Committee may prescribe, give Participants the opportunity to receive Awards in lieu of future salary, bonus or other compensation. Notwithstanding the foregoing, no Award shall be made (or payment received in connection therewith) in lieu of salary, bonus or other compensation if (a) such Award (or a payment thereunder would be subject to or violate Section 409A, or (b) such Award shall cause such salary, bonus or other compensation to become subject to Section 409A (unless another document includes provisions that cause the payment of such salary, bonus or other compensation to comply with Section 409A).

4.7 Performance-based Awards.

(a) If any Awards under the Plan are intended to be “qualified performance-based compensation” under Section 162(m), the Awards shall be made in accordance with the administration requirements of Section 3.2(e) and in accordance with this Section 4.7. For purposes of this Section 4.7, notwithstanding any other terms or provisions of the Plan, the following terms shall have the following meanings:

(i) Performance Criteria means the factor or factors utilized by the Committee in establishing the Performance Goals applicable to an Award, from among the following measures: Deposit Growth, Core Deposit Growth, Earnings Per Share, Efficiency Ratio, Net Operating Cash Flow, Non-Interest Income Growth, Loan Growth, Core Loan Growth, Management Quality, Net Income, Net Income Available to Common Shareholders, Return on Equity, Return on Common Equity, or Return on Assets. The Performance Criteria utilized may differ from Participant to Participant and from Award to Award. Any Performance Criteria used may be (A) measured in absolute terms, (B) measured in relative terms (including, without limitation, to comparison to another company or companies), (C) measured against the performance of the Company as a whole or a segment of the Company, and/or (D) measured on a pre-tax or post-tax basis (if applicable).

(ii) Performance Goals means the goals established in writing by the Committee for a Performance Period based upon Performance Criteria selected by the Committee. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for a Performance Period in order to prevent the dilution or enlargement of the rights of Participants (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(b) The purpose of this Section 4.7 is to provide the Committee the ability to qualify Awards as “qualified performance-based compensation” under Section 162(m). If the Committee, in its discretion, decides to grant such an Award to an Employee, the provisions of this Section 4.7 shall control over any contrary provision contained in the Plan; provided, however, that the Committee may in its discretion grant Awards to Employees that are based on Performance Criteria or Performance Goals that do not satisfy the requirements of this Section 4.7.

(c) This Section 4.7 shall apply only to those Employees selected by the Committee to receive Awards intended to be “qualified performance-based compensation.” The designation of an Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award. Designation of an Employee as a Participant for a particular Performance Period shall not require designation of such Employee as a Participant in any subsequent Performance Period and designation of one Employee as a Participant shall not require designation of any other Employees as a Participant in such period or in any other period.

(d) To the extent necessary to comply with the requirements for an Award to be “qualified performance-based compensation” under Section 162(m), with respect to any Award which may be granted to one or more Employees, no later than ninety (90) calendar days following the commencement of any Fiscal Year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m), the Committee shall, in writing, (i) designate one or more Employees, (ii) select the performance criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Employee for such Performance Period. Following the completion of each Performance Period, the Committee, in its sole discretion, shall determine whether the applicable Performance Goals have been achieved for such Performance Period and shall certify such determination in writing. In determining the amount earned by an Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(e) Unless otherwise provided in the applicable Award Agreement or Award Statement, a Participant must be employed by the Company or a Subsidiary on the day an Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under an Award, the Committee may reduce or eliminate the amount of the Award earned for the Performance Period, if in its sole discretion, such reduction or elimination is appropriate.

(f) Notwithstanding any other provision of the Plan, any Award which is granted to an Employee and is intended to constitute “qualified performance-based compensation” shall be subject to any additional limitations set forth in Section 162(m) (including any amendment to Section 162(m)) or any regulations or rulings issued thereunder that are requirements for qualification as “qualified performance-based compensation” under Section 162(m), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE V
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 Award of Options. The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award Options to Participants; provided, however, that only Employees may receive an award of Incentive Stock Options under the Plan.

5.2 Option Vesting and Term of Option.

(a) An Option awarded under the Plan shall be exercisable only in accordance with the vesting schedule approved by the Committee; provided, however, that no Option shall vest at a rate less than twenty percent (20%) per year during the five (5) year period following the date of award. The Committee may in its discretion prescribe additional conditions, restrictions or terms on the vesting of an Option, including the full or partial attainment of Performance Goals pursuant to Section 4.5. After the Option vests, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Award Agreement or Award Statement. Subject to Article XI, the term of each Option shall not be more than ten (10) years from the date of award; provided, however, that the term of any Incentive Stock Option awarded to a Participant who owns shares of Company Stock possessing more than ten percent (10%) of the total combined voting power of the Company Stock shall not exceed five (5) years.

(b) If the aggregate Fair Market Value of the shares of Company Stock issuable upon exercise of Incentive Stock Options which are exercisable for the first time during any one calendar year under all Incentive Stock Options held by a Participant exceeds one hundred thousand dollars ($100,000) as determined at the time of the award, such Incentive Stock Options shall be treated as Nonqualified Stock Options to the extent of such excess.

5.3 Option Award Agreement or Award Statement. Each Option shall be evidenced by an Award Agreement or Award Statement between the Company and the Participant.

5.4 Option Price, Exercise and Payment. The Option Price of Company Stock under each Option shall be determined by the Committee, but shall be a price not less than one hundred percent (100%) of the Fair Market Value of Company Stock at the date such Option is awarded, as determined by the Committee and in compliance with Section 409A; provided, however, that the Option Price of an Option awarded to a Participant who owns shares of Company Stock possessing more than ten percent (10%) of the total combined voting power of the Company Stock shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Company Stock subject to the Option on the date of the award.

Vested Options may be exercised from time to time by giving written notice to the Chief Financial Officer of the Company, or his or her designee, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or the Option Price may be paid in whole or in part through the transfer to the Company of shares of Company Stock in accordance with procedures established by the Committee from time to time. In addition, in accordance with the rules and procedures established by the Committee for this purpose, an Option may also be exercised through a cashless exercise procedure involving a broker or dealer, if applicable, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option Price and/or to satisfy withholding tax obligations related to the Option.

In the event such Option Price is paid in whole or in part, with shares of Company Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the Fair Market Value of such shares on the trading day coincident with the date of exercise of such Option (or the immediately preceding trading day if the date of exercise is not a trading day). The Company shall not issue or transfer Company Stock upon exercise of an Option until the Option Price is fully paid. The Participant may satisfy any amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect at the date of exercise, by electing to have the Company withhold a portion of the shares of Company Stock to be delivered for the payment of such taxes.

Except as provided in Article XI, a Participant may not exercise an Option unless such Participant is then, and continually after the award of the Option has been (except for sick leave, military service, or other approved leave of absence), an Employee or Director of the Company.

If, in connection with the exercise of a Nonqualified Stock Option, the Participant makes an election under Section 83(b) of the Code, the Participant shall be required to promptly notify and file a copy of such election with the Chief Financial Officer of the Company.

5.5 Limitations on Incentive Stock Options. Each Option that is intended to be an Incentive Stock Option as defined in Section 422 of the Code shall be awarded under the Plan and administered thereunder in the manner required to comply with Section 422. Any provisions of the Award Agreement or Award Statement that do not comply with the requirements of Section 422 shall be disregarded to the fullest extent permissible to preserve compliance with Section 422.

5.6 Shareholder Rights and Privileges. A Participant shall have no rights as a Shareholder with respect to any shares of Company Stock covered by an Option until the issuance of such shares to the Participant.

5.7 Award of SARs.

(a) The Committee may award to the Participant a SAR in tandem with an Option or SARs that are unrelated to any Option.

(b) A SAR awarded under the Plan shall represent the right to receive payment of an amount which would be equal to the amount by which the Fair Market Value of one share of Company Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the Option Price multiplied by the number of shares covered by the SAR.

(c) SARs awarded under the Plan shall be evidenced by an Award Agreement or Award Statement between the Company and the Participant.

(d) The Committee may prescribe conditions and limitations on the exercise or transferability of any SAR. SARs may be exercised only when the value of a share of Company Stock exceeds the Option Price. Such value shall be determined in the manner specified in Section 5.7(b).

(e) A SAR shall be exercisable only by written notice to the Chief Financial Officer of the Company or his or her designee.

(f) To the extent not previously exercised, all SARs shall automatically be exercised on the last trading day prior to their expiration (subject to compliance with Sections (5.7(d)), unless prior to such day the holder instructs the Chief Financial Officer otherwise in writing. The SAR value shall be determined in the manner specified in Section 5.7(b).

(g) Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Company Stock, or partly in cash and partly in Company Stock at the discretion of the Committee. The shares of Company Stock shall be valued in the manner specified in Section 5.7(b).

(h) No SAR shall include terms or conditions that provide for a deferral of compensation other than the deferral of recognition of income until the exercise of the SAR (or otherwise cause the SAR to be subject to Section 409A).

(i) Each SAR shall expire on a date determined by the Committee at the time of award.

ARTICLE VI
RESTRICTED STOCK

6.1 Award of Restricted Stock. The Committee may make a Restricted Stock Award to any Employee, subject to this Article VI and to such other terms and conditions as the Committee may prescribe.

6.2 Restriction Period. At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for a Restricted Stock Award, shall not be changed except as permitted by Section 6.3.

6.3 Other Terms and Conditions. Company Stock, when awarded pursuant to a Restricted Stock Award, will be represented in a book entry account in the name of the Participant who receives the Restricted Stock Award, unless the Participant has made a deferral election pursuant to Section 10.1. The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and shall have all other Shareholder rights, with the exception that (i) the Participant will not be entitled to delivery of a stock certificate evidencing the Restricted Stock Award during the Restriction Period, (ii) the Company will retain custody of the Restricted Stock during the Restriction Period, and (iii) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award.

The Participant may satisfy any amounts required to be withheld by the Company under applicable federal, state and local tax laws, by electing to have the Company withhold a portion of the Restricted Stock Award to be delivered for the payment of such taxes. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award including, without limitation,(i) the attainment of Performance Goals in accordance with Section 4.5, (ii) a requirement that the Restricted Stock Award is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code and (iii) if the Participant makes an election under Section 83(b), the Participant shall be required to promptly notify and file a copy of such election with the Chief Financial Officer of the Company.

6.4 Restricted Stock Award Agreement or Award Statement. Each Restricted Stock Award shall be evidenced by an Award Agreement or Award Statement.

6.5 Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee under which the Participant shall not be required to make any payment for the Company Stock or, in the alternative, under which the Participant, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the Company Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid in cash as provided in the Award Agreement or Award Statement.

6.6 No Fractional Shares. In determining the number of shares of Restricted Stock for which the restrictions have terminated, fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and earned at such time as all restrictions terminate.

ARTICLE VII
AWARDS FOR NON-EMPLOYEE DIRECTORS

7.1 Awards to Non-Employee Directors. The Board will approve the compensation of non-employee Directors and such compensation may consist of Awards under the Plan. The Board retains the discretionary authority to make Awards to non-employee Directors. All such Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Board deems appropriate. The Board may, in its sole discretion, subject to such terms and conditions as the Board may prescribe, give non-employee Directors the opportunity to receive an Option Award in lieu of future cash compensation or other types of Awards; provided, however, that any such Option Award shall be limited to Nonqualified Stock Options.

7.2 No Right to Continuance as a Director. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board, or the Committee under the Plan, or the awarding of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s Shareholders or (ii) to be evidence of any agreement or understanding, express or implied, that the Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

ARTICLE VIII
UNRESTRICTED COMPANY STOCK AWARDS FOR EMPLOYEES

8.1 The Committee may make awards of unrestricted Company Stock to Employees in recognition of outstanding achievements, as an additional award for Employees who receive Restricted Stock Awards when Performance Goals are exceeded, or as a form of compensation. Such awards shall be paid to Employees no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409A (i.e., generally, no later than two and one-half (2 1/2) months after the end of the year in which an Employee obtains a legally binding right to such award).

ARTICLE IX
AWARD OF PERFORMANCE UNITS

        9.1 Award of Performance Units. The Committee may award Performance Units to any Employee. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of Award.

9.2 Performance Period. At the time of each Performance Unit Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Performance Unit Award in existence at any one time, and Performance Periods may differ.

9.3 Performance Measures. Performance Units shall be awarded to a Participant and earned contingent upon the attainment of Performance Goals in accordance with Section 4.5.

9.4 Performance Unit Value. Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of Performance Goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one share of Company Stock.

9.5 Award Criteria. In determining the number of Performance Units to be awarded to any Participant, the Committee shall take into account the Participant’s responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.

9.6 Payment.

(a) Following the end of Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee.

(b) Payment of Performance Units shall be made in cash, whether payment is made at the end of the Performance Period or is deferred pursuant to Section 10.1, except that Performance Units which are measured using Company Stock shall be paid in Company Stock. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee. Employees shall be paid their Performance Units no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409 (i.e., generally, no later than two and one-half (2 1/2) months after the end of the year in which an Employee obtains a legally binding right to the Performance Units), unless the Award includes terms that comply with Section 409A.

9.7 Performance Unit Award Agreement or Award Statement. Each Performance Unit Award shall be evidenced by an Award Agreement or Award Statement.

ARTICLE X
DEFERRAL OF PAYMENTS

10.1 Deferral Election. A Participant may elect to defer all or a portion of any related earned Performance Units, Restricted Stock, unrestricted Company Stock or gain on any exercised Option or SAR pursuant to the terms of the Deferred Compensation Plan, if available at the time of such election. The value of the Performance Units, Restricted Stock, unrestricted Company Stock or Option or SAR gain so deferred shall be allocated to a Deferred Account established for the Participant under and in accordance with the provisions of the Deferred Compensation Plan. No deferral shall be allowed under this Article X unless the Deferred Compensation Plan is in formal and operational compliance with Section 409A and any other applicable federal and state tax laws.

10.2 Form of Deferral Election: A Participant may elect to defer amounts under the Deferred Compensation Plan which are earned pursuant to awards of Performance Units, Restricted Stock, unrestricted Company Stock, Options, and/or SARs by submitting a written election, in the form required by provisions of the Deferred Compensation Plan, in the year prior to the year in which the services are performed that result from the award of such Performance Units, Restricted Stock, unrestricted Company Stock, Options, and/or SARs (the “Service Year”), or at such later time as may be permitted under provisions of the Deferred Compensation Plan in compliance with Section 409A. After the first day of the Service Year, the election shall be irrevocable and may not be subsequently modified in any respect, except as may be permitted by the provisions of the Deferred Compensation Plan in compliance with Section 409A. The amounts earned pursuant to awards of Performance Units, Restricted Stock, unrestricted Company Stock, Options, and/or SARs shall be credited to the Participant’s account in the Deferred Compensation Plan and shall only be eligible for distribution (and payable) pursuant to the terms and conditions of the Deferred Compensation Plan.

ARTICLE XI
GENERAL TERMINATION PROVISIONS

11.1 Termination of Employment or Service. Subject to Article XII and, as applicable Section 4.7, the following provisions will govern the ability of a Participant to exercise any outstanding Options, SARs, Restricted Stock, or Performance Units following the Participant’s termination of employment or service with the Company unless the Committee determines otherwise with respect to any individual Option, SAR, Restricted Stock, or Performance Unit.

(a) If the employment or service of a Participant with the Company is terminated as a result of the Participant’s death or Disability, such Participant’s outstanding SARs or Options may be exercised at any time within one (1) year after such termination, to the extent of the number of shares covered by such Options or SARs which were exercisable at the date of such termination, except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.

(b) If the employment or service of a Participant with the Company is terminated for Cause, any Options or SARs of such Participant (whether or not then exercisable) and any rights thereunder shall terminate immediately. Any unvested Restricted Stock Awards of such Participant shall immediately be forfeited and any rights thereunder shall terminate.

(c) If the employment or service of the Participant with the Company is terminated due to reasons other than death, Disability, or Cause, such Participant’s outstanding Options or SARs may be exercised at any time (by the Participant or the Participant’s Personal Representative in the event of the Participant’s subsequent death) within three months of such termination to the extent that the number of shares covered by such Options or SARs were exercisable at the date of such termination, except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.

(d) Should a Participant die while actively employed by or serving the Company but prior to the vesting of the Participant’s outstanding Options, SARs, or Restricted Stock, any installment or installments not then exercisable shall become fully vested and exercisable as of the date of the Participant’s death and may be exercised by the Participant’s Personal Representative at any time within one (1) year after the Participant’s death.

(e) Subject to Article XII and, as applicable Section 4.7, a Performance Unit Award or an Award intended to be “qualified performance-based compensation” under Section 162(m), shall terminate for all purposes if the Participant does not remain continuously in the employ of the Company at all times during the applicable Performance Period, except as may otherwise be determined by the Committee. In the event that a Participant holding a Performance Unit ceases to be an employee of the Company following the end of the applicable Performance Period but prior to full payment according to the terms of the Performance Unit Award, the Performance Unit Award shall terminate.

(f) If the employment or service of a Participant with the Company is due to Disability, all of the Participant’s outstanding Options, SARs or Restricted Stock Awards shall become fully vested and, if applicable, exercisable.

(g) Subject to Article XII and, as applicable Section 4.7, a Performance Unit Award or an Award intended to be “qualified performance-based compensation” under Section 162(m), shall terminate for all purposes if the Participant’s employment terminates at any time during the applicable Performance Period, except as may otherwise be determined by the Committee. In the event that a Participant awarded a Performance Unit terminates employment following the end of the applicable Performance Period but prior to full payment according to the terms of the Performance Unit Award, the Performance Unit Award shall terminate except when the termination event is due to death or Disability.

(h) Notwithstanding the foregoing provisions of this Article IX, an Option which is intended to qualify as an Incentive Stock Option shall be exercisable within three months of the termination of a Participant’s employment (except in the case of death or Disability) to comply with the requirements of Section 422 of the Code; provided, however, that failure to comply with Section 422 shall result in the Incentive Stock Option being disqualified thereunder and treated as a Nonqualified Stock Option.

ARTICLE XII
CHANGE IN CONTROL OF THE COMPANY

12.1 Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article XII shall govern and supersede any inconsistent terms or provisions of the Plan.

12.2 Definitions.

(a) Change in Control. For purposes of the Plan, Change in Control shall mean any of the following events:

(i)
The acquisition in one or more transactions by any Person (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding voting securities (the Voting Securities), provided, however, that for purposes of this Setction 12.2(a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person’s Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

(ii)
The individuals who, are members of the Board (the Incumbent Board), cease for any reason to constitute more than fifty percent (50%) of the Board; provided, however, that if the election, or nomination for election by the Company’s Shareholders, of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)
The consummation of a merger or consolidation involving the Company if the Shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation; or

(iv)
Approval by Shareholders of the Company of a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

(v)
Acceptance of Shareholders of the Company of shares in a share exchange if the Shareholders of the Company, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries, or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the Shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the Subject Person) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

Notwithstanding anything contained in this Plan to the contrary, if a Participant’s employment is terminated by the Company without Cause within one year prior to a Change in Control and such termination (i) was at the request of a third party who effectuates a Change in Control or (ii) otherwise occurred in connection with or in anticipation of, a Change in Control, then for purposes of this Article XII only, the date of a Change in Control shall mean the date immediately prior to the date of such Participant’s termination of employment.

(b) Cause. For purposes of this Article XII only, with respect to any Participant, (i) Cause shall be defined as set forth in any individual agreement applicable to a Participant, or (ii) in the case of a Participant who does not have an individual agreement that defines Cause, then Cause shall mean the termination of a Participant’s employment by reason of his or her (A) conviction of a felony or (B) engaging in conduct which constitutes willful gross misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. No act, nor failure to act, on the Participant’s part, shall be considered willful unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Company.

12.3 Effect of Change in Control on Certain Awards.

(a) If the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such surviving corporation or acquiring corporation is hereinafter referred to as the Acquiror) does not assume the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately terminate). In the case of Restricted Performance Stock and Performance Units, the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change in Control. In addition, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each Participant for the outstanding awards of Options, Restricted Stock, Restricted Performance Stock, SARs or Performance Units (but not any outstanding awards of Options, Restricted Stock, Restricted Performance Stock, SARs, or Performance Units that have been deferred subject to Article X) upon the consummation of the Change in Control, determined on the basis of the fair market value of the consideration that would be received in such Change in Control by the holders of the Company Stock. Notwithstanding the foregoing, any Option intended to be an Incentive Stock Option under Section 422 of the Code shall be adjusted in a manner to preserve such status.

(b) If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards or such substitutes therefore shall remain outstanding and be governed by their respective terms and the provisions of the Plan.

(c) If (i) the employment of a Participant with the Company is terminated (A) without Cause (as defined in Section 12.2(b)) or (B) by the Participant for Good Reason, in either case within twenty-four (24) months following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately terminate). In the case of Restricted Performance Stock and Performance Units the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained.

(d) If (i) the employment of a Participant with the Company is terminated for Cause within twenty-four (24) months following a Change in Control and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock, or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then any Options or SARs of such Participant shall expire, and any non-vested Restricted Stock, Restricted Performance Stock or Performance Units shall be forfeited, and any rights under such Awards shall terminate immediately.

(e) Outstanding Options or SARs which vest in accordance with Section 12.3, may be exercised by the Participant in accordance with Article XI; provided, however, that a Participant whose Options or SARs become exercisable in accordance with Section 12.3(c) may exercise a SAR or an Option at any time within eighteen (18) months after such termination of employment (provided, that such extended exercise period shall not change applicable option exercise tax effects including, but not limited to, taxation under IRC Section 422), except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.

12.4 Amendment or Termination of Article XII.

(a) This Article XII shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participant under the Plan.

(b) For a period of twenty-four (24) months following a Change in Control, the Plan shall not be terminated (unless replaced by a comparable long-term incentive plan) and during such period the Plan (or such replacement plan) shall be administered in a manner such that Participants will be provided with long-term incentive awards producing reward opportunities generally comparable to those provided prior to the Change in Control. Any amendment or termination of the Plan prior to a Change in Control which (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.

ARTICLE XIII
MISCELLANEOUS PROVISIONS

13.1 Limits as to Transferability.

(a) The Committee, may, in its discretion, permit a Nonqualified Stock Option to be transferred by the Participant, subject to such terms and conditions as the Committee shall specify. Any Nonqualified Stock Option so transferred may not be subsequently transferred by the Transferee except by will or the laws of descent and distribution. Such transferred Nonqualified Stock Option shall continue to be governed by and subject to the terms and conditions of the Plan and the corresponding Award Agreement or Award Statement.

(b) Incentive Stock Options shall not be transferable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant. Notwithstanding the previous sentence, the Committee may in its discretion permit the transfer of an Incentive Stock Option by the Participant to a trust if, under Section 671 of the Code and applicable state law, the Participant is the grantor of the trust and sole beneficial owner of such Incentive Stock Option while it is held in the trust; provided, however, that no such transfer shall be permitted unless the transfer is in compliance with Section 422 of the Code.

(c) Unless otherwise provided by the Committee, no SAR (except for any SAR issued in tandem with an Option), share of Restricted Stock, or Performance Unit under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution.

(d) Any transfer contrary to this Section 13.1 will nullify the Option, SAR, Performance Unit, or share of Restricted Stock.

(e) The Committee may permit the transfer of an Option, SAR, Performance Unit or Restricted Stock pursuant to a domestic relations order that meets the requirements of Section 414(p)(1)(B) of the Code and which specifically provides for the disposition of the property at issue.

13.2 Adjustments Upon Changes in Company Stock. In case of any reorganization, recapitalization, reclassification, stock split, reverse stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure of the Company or shares of Company Stock, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in Deferred Accounts and in the aggregate number and kind of shares of Company Stock subject to the Plan, and the number and kind of shares and the price per share of Company Stock subject to outstanding Options or which may be issued under outstanding Restricted Stock Awards or pursuant to unrestricted Company Stock Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan, subject to Article XII, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis, including modifications of Performance Goals and changes in the length of Performance Periods; provided, however, that any such modifications to Incentive Stock Options are in compliance with Section 422 and as applicable, by reason of a corporate transaction under Section 424 of the Code. Any such adjustments made by the Committee pursuant to this Section 13.2 shall be conclusive and binding for all purposes under the Plan.

13.3 Amendment, Suspension, and Termination of Plan.

(a) The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without Shareholder approval, (i) except as provided in Section 13.2, increase the number of shares of Company Stock which may be issued under the Plan, (ii) expand the types of awards available to Participants under the Plan, (iii) materially expand the class of employees eligible to participate in the Plan, (iv) materially change the method of determining the exercise price of Options; (v) permit the amendment of an Option to reduce its Option Price, or cancel and regrant an Option with a lower Option Price than the cancelled Option, or otherwise take any other action that has the effect of repricing an Option; or (vi) extend the termination date of the Plan. No such amendment, suspension, or termination shall materially adversely alter or impair any outstanding Options, SARs, shares of Restricted Stock, or Performance Units without the consent of the Participant affected thereby.

(b) The Committee may amend or modify any outstanding Options, SARs, Restricted Stock Awards, or Performance Unit Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Options, SARs, Restricted Stock Awards, or Performance Unit Awards as so modified or amended, including without limitation, to change the date or dates as of which such Options or SARs may be exercised, to remove the restrictions on shares of Restricted Stock, or to modify the manner in which Performance Units are determined and paid.

13.4 Nonuniform Determinations. The Committee’s determinations under the Plan, including without limitation, (i) the determination of the Employees to receive Awards, (ii) the form, amount, and timing of such Awards, (iii) the terms and provisions of such Awards and (iv) the Award Agreements or Award Statements evidencing the same, need not be uniform and may be made by it selectively among Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such Employees are similarly situated.

13.5 General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Company Stock subject or related thereto upon any securities exchange or under any state or federal law (ii) the consent or approval of any government or regulatory body, or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

13.6 No Right To Employment. None of the actions of the Company in establishing the Plan, the action taken by the Company, the Board, or the Committee under the Plan, or the awarding of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Company to retain any person in the employ of the Company, or (ii) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee for any period of time or at any particular rate of compensation.

13.7 Governing Law. The provisions of the Plan shall take precedence over any conflicting provision contained in an Award Agreement or Award Statement. All matters relating to the Plan or to Awards hereunder shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of conflict of laws.

13.8 Benefits Unfunded and Trust Arrangement. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights than the Company’s general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

13.9 Indemnification of Board and Committee. Indemnification shall be in accordance with the provisions of Section 3.2(f).

13.10 Global 409A Limitation. Notwithstanding anything herein to the contrary, no Award shall be awarded under the Plan that would be subject to Section 409A, and the Plan and all Awards awarded hereunder shall be administered and interpreted consistent with that intent. By accepting any Award hereunder, a Participant hereby voluntarily waives any claim against the Company for any violation of Section 409A that occurs in good faith.

DIRECTIONS TO ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 20, 2010 - 3:00 p.m.

Rancho Cordova City Hall
American River South Room
2729 Prospect Park Drive
Rancho Cordova, CA 95670

Directions:

East
HWY 50 East
Exit Zinfandel Drive
Continue on Gold Center Drive
Turn Right on Prospect Park Drive
Destination will be on the right

West
HWY 50 West
Exit Zinfandel Drive
Turn Left at Zinfandel Drive
Turn Left on White Rock Road
Turn Left on Prospect Park Drive
Destination will be immediately on the left

Map:

.

Admission Ticket

AMERICAN RIVER BANKSHARES
		000004	000000000.000000 ext 000000000.000000 ext
	MR A SAMPLE		000000000.000000 ext 000000000.000000 ext
	DESIGNATION (IF ANY)		000000000.000000 ext 000000000.000000 ext
ADD 1
	ADD 2		Electronic Voting Instructions
ADD 3
	ADD 4		You can vote by Internet or telephone!
	ADD 5 ADD 6		Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 20, 2010.

Vote by Internet
● Log on to the Internet and go to www.envisionreports.com/AMRB
● Follow the steps outlined on the secured website.

Vote by telephone
● Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.		☒	● Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. To elect as Directors the nominees set forth below to serve until the 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

		For	Withhold				For	Withhold		For	Withhold	+
	01 - Amador S. Bustos	☐	☐	02 - Dorene C. Dominguez			☐	☐	03 - Charles D. Fite	☐	☐

	04 - Robert J. Fox	☐	☐	05 - William A. Robotham			☐	☐	06 - David T. Taber	☐	☐

	07 - Roger J. Taylor, D.D.S.	☐	☐	08 - Stephen H. Waks			☐	☐	09 - Philip A. Wright	☐	☐

	10 - Michael A. Ziegler	☐	☐

2. To approve the American River Bankshares 2010 Equity Incentive Plan.				For	Against	Abstain		3. To ratify the selection of Perry-Smith LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.		For	Against	Abstain
				☐	☐	☐				☐	☐	☐

4. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Meeting and any and all postponements or adjournments thereof.

B	Non-Voting Items
Change of Address — Please print new address below.

Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please date and sign exactly as your name(s) appear(s) on your stock certificate(s). When signing as attorney, executor, conservator, administrator, trustee, guardian, officer, or in a similar representative capacity, please give full title as such. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign the full partnership name by an authorized partner. If more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

	C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

	1 U P X	0 2 4 9 7 4 1		+

01669C

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by American River Bankshares in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports to shareholders electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on the reverse side to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years

East
HWY 50 East
Exit Zinfandel Drive
Continue straight past Zinfandel Drive
Turn Right on Prospect Park Drive
Destination will be on the right

West
HWY 50 West
Exit Zinfandel Drive
Turn Left at Zinfandel Drive
Turn Left on White Rock Road
Turn Left on Prospect Park Drive
Destination will be immediately on the left

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — AMERICAN RIVER BANKSHARES

PROXY FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2010

The undersigned holder of common stock of American River Bankshares acknowledges receipt of a copy of the Notice of 2010 Annual Meeting of Shareholders of American River Bankshares and the accompanying Proxy Statement dated April 9, 2010 and revoking any Proxy heretofore given, hereby constitutes and appoints David T. Taber and Mitchell A. Derenzo, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of American River Bankshares standing in the name of the undersigned which the undersigned could vote if personally present and acting at the 2010 Annual Meeting of Shareholders of American River Bankshares to be held at 2729 Prospect Park Drive, Rancho Cordova, California 95670 on May 20, 2010 at 3:00 p.m. or at any and all postponements or adjournments thereof, upon the items listed on the reverse side as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any and all postponements or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON REVERSE SIDE

.

AMERICAN RIVER BANKSHARES

.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.		☒

Annual Meeting Proxy Card

▼	PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE	▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. To elect as Directors the nominees set forth below to serve until the 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

		For	Withhold				For	Withhold		For	Withhold	+
	01 - Amador S. Bustos	☐	☐	02 - Dorene C. Dominguez			☐	☐	03 - Charles D. Fite	☐	☐

	04 - Robert J. Fox	☐	☐	05 - William A. Robotham			☐	☐	06 - David T. Taber	☐	☐

	07 - Roger J. Taylor, D.D.S.	☐	☐	08 - Stephen H. Waks			☐	☐	09 - Philip A. Wright	☐	☐

	10 - Michael A. Ziegler	☐	☐

2. To approve the American River Bankshares 2010 Equity Incentive Plan.				For	Against	Abstain		3. To ratify the selection of Perry-Smith LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.		For	Against	Abstain
				☐	☐	☐				☐	☐	☐

4. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Meeting and any and all postponements or adjournments thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please date and sign exactly as your name(s) appear(s) on your stock certificate(s). When signing as attorney, executor, conservator, administrator, trustee, guardian, officer, or in a similar representative capacity, please give full title as such. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign the full partnership name by an authorized partner. If more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

	1 U P X	0 2 4 9 7 4 2	+

0166AC

▼	PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE	▼

Proxy — AMERICAN RIVER BANKSHARES

PROXY FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2010

The undersigned holder of common stock of American River Bankshares acknowledges receipt of a copy of the Notice of 2010 Annual Meeting of Shareholders of American River Bankshares and the accompanying Proxy Statement dated April 9, 2010 and revoking any Proxy heretofore given, hereby constitutes and appoints David T. Taber and Mitchell A. Derenzo, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of American River Bankshares standing in the name of the undersigned which the undersigned could vote if personally present and acting at the 2010 Annual Meeting of Shareholders of American River Bankshares to be held at 2729 Prospect Park Drive, Rancho Cordova, California 95670 on May 20, 2010 at 3:00 p.m. or at any and all postponements or adjournments thereof, upon the items listed on the reverse side as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any and all postponements or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON REVERSE SIDE